Exhibit 2.3

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

by and between

Main Street Bank

and

Green Bank, National Association

June 17, 2011

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

Schedules and Exhibits.

Schedule 1.1(b)	-	Description of Owned Real Property
Schedule 1.1(c)	-	Description of Leases
Schedule 1.1(d)	-	Excluded Personal Property
Schedule 1.1(e)	-	Loans
Schedule 1.1(h)	-	Safe Deposit Business
Schedule 1.2(e)	-	Seller Specific and Non-assignable Software
Schedule 1.3(a)	-	Deposit Liabilities
Schedule 1.3(a)(x)		Excluded Escrow Deposits
Schedule 1.3(a)(xi)	-	Excluded Deposits of Branch Offices
Schedule 1.3(b)	-	Assumed Contracts
Schedule 1.3(c)		Seller’s Official Checks
Schedule 2.2(d)(1)	-	Loan Loss Reserve Methodology
Schedule 2.2(d)(2)		Net Book Value
Schedule 3.4	-	Consents to Transaction
Schedule 3.5	-	Governmental Investigations
Schedule 3.6	-	Litigation
Schedule 3.7	-	Title to Assets
Schedule 3.8	-	Environmental Matters
Schedule 3.12(b)		Third Party Servicers
Schedule 3.13	-	Agreements with Governmental Authorities
Schedule 3.14	-	Seller Brokers and Agents
Schedule 3.15	-	IRA Account Documentation
Schedule 3.16	-	Personal Property
Schedule 3.18	-	Absence of Certain Changes and Events
Schedule 3.19	-	Insurance
Schedule 3.21	-	CRA and Fair Lending
Schedule 3.24	-	Inter-Branch Transfer Assets
Schedule 4.4	-	Consents to Transaction
Schedule 5.6(a)	-	Employees
Schedule 5.15		Independent Environmental Professionals

Exhibit 1	-	Form of Closing Date Closing Statement
Exhibit 2		Form of Assignment and Assumption of Deposit Liabilities Agreement
Exhibit 3	-	Form of Assignment and Assumption Agreement
Exhibit 4	-	Form of Bill of Sale
Exhibit 5	-	Form of Special Warranty Deed
Exhibit 6		Form of Assignment and Assumption of Lease
Exhibit 7	-	Form of Landlord Estoppel
Exhibit 8		Form of Assignment, Transfer and Appointment of Successor Custodian for IRA Accounts
Exhibit 9	-	Form of Limited Power of Attorney

INDEX OF DEFINED TERMS

Page

ACH	41
Acquisition Proposal	58
Acquisition Value	8
Adjustment Payment Date	9
Affiliates	58
Agreement	1
Assumed Contracts	4
Assumed Liabilities	4
Banking Department	49
Branch Offices	1
business day	58
Cash on Hand	2
CDARS	4
Claim Limitation Anniversary	53
Cleveland Branch	1
Closing	7
Closing Date	7
Code	13
Commitments	58
Credit Protection Instruments	21
Defect	36
Deposit Liabilities	4
Deposit Premium	7
Eagle Springs Branch	1
Effective Time	7
Employee Pension Benefit Plan	19
Employee Welfare Benefit Plan	19
Employees	30
Enforceability Exceptions	14
Environmental Laws	58
ERISA	6
Estimated Payment Amount	8
Excluded Assets	3
Excluded Deposit	4
Excluded Liabilities	5
Excluded Loans	3
Excluded Property	33
Existing Environmental Reports	18
FDIC	10
Federal Funds Rate	9
Fiduciary Relationships	59
GAAP	59
Governmental Authority	59
Hazardous Substances	59
Indemnity Cap	54

Information	56
Inter-Branch Transfer	1
IRAs	4
IRS	3
Kingwood Dr. Branch	1
Kingwood Headquarters	1
Knowledge	59
Landlord Estoppel	12
Lease Assignments	11
Leased Asset Sale	1
Leased Real Property	2
Leases	2
Liens	60
Loans	60
Loss	52
Material Adverse Effect	60
Negative Payment Amount	8
New Loans	35
Order	60
Ordinary Course of Business	60
OREO	3
Original Price	9
Owned Real Property	2
Ownership Period	5
Parent	37
Payment Amount	7
Permit	60
Permitted Liens	61
Person	61
Personal Property	2
Phase I Environmental Assessment	35
Phase II Environmental Assessment	35
POS	43
Post Closing Statement	9
Proceeding	61
Purchaser	1
Purchaser Indemnified Parties	52
Purchaser Transition Manager	38
Real Property	61
Records	2
Removed Loan	35
Returned Items	44
Revised Price	10
Safe Deposit Box Business	2
Selected Employees	30
Seller	1

Seller Indemnified Parties	52
Seller Transition Manager	38
Seller’s Official Checks	5
Superior Proposal	61
Survey	36
Tax Returns	61
Taxes	61
Termination Date	49
Title Commitment	36
Title Company	36
Transfer Taxes	10
Transferred Assets	2
Transferred Employees	30
Treasury Regulations	14
WARN	31

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

This BRANCH PURCHASE AND ASSUMPTION AGREEMENT (this “Agreement”) is made and executed as of June 17, 2011 by and between Main Street Bank (“Seller”), a Texas banking association located in Kingwood, Texas, and Green Bank, National Association (“Purchaser”), a national banking association located in Houston, Texas.

RECITALS

A.            Seller operates branch banking offices located at 1102 Kingwood Dr., Suite 101, Kingwood, Texas 77339, (“Kingwood Dr. Branch”), 908 Houston St., Cleveland, Texas 77328 (“Cleveland Branch”), and 5444 Atascocita Rd., Suite 100, Humble, Texas 77346  (“Eagle Springs Branch”) (collectively, the “Branch Offices”).

B.            Seller desires to sell and Purchaser desires to acquire the Branch Offices, and, in that regard, Seller desires to sell, and Purchaser desires to acquire, certain assets related thereto maintained at the Branch Offices, and Seller desires to transfer and Purchaser desires to assume certain deposit accounts maintained at or for the Branch Offices and certain other liabilities and obligations pertaining to the continuing operations thereof.

C.            Prior to the sale of the Branch Offices to Purchaser, Seller will sell its leased asset financing portfolio to Ascentium Capital LLC (the “Leased Asset Sale”).

D.            Prior to the consummation of the transactions contemplated by this Agreement, Seller will transfer from its headquarters location at 23970 US Hwy 59 N., Kingwood, Texas 77339 (“Kingwood Headquarters”) to the Branch Offices those deposit liabilities and loans that would constitute Deposit Liabilities, Loans and Safe Deposit Box Business (each as defined herein) for purposes of this Agreement (the “Inter-Branch Transfer”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

ARTICLE I.
PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 1.1            Transferred Assets.  As of the Effective Time (as defined in Section 2.1(a) hereof), upon the terms and subject to the conditions and representations set forth herein, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall acquire, purchase and accept from Seller, all of the rights, title and interest of Seller in and to the following assets associated with the Branch Offices and identified in this Agreement and the Schedules hereto and not otherwise excluded from sale pursuant to the provisions of Section 1.2, Section 1.4 and Section 5.17(a) (collectively, the “Transferred Assets”):

(a)           Books and Records.  All books, records, files and original documents in Seller’s possession at the Effective Time relating to the Transferred Assets and Assumed

Liabilities, including, but not limited to, all papers, data, financial and accounting records, microfiche, microfilm and computer records (including, but not limited to, magnetic tape, disc storage, card forms and printed copy), but excluding all Tax Returns (as defined herein) (collectively, the “Records”).

(b)           Owned Real Property.  All owned real property interests of Seller relating to and associated with the branch premises of the Cleveland Branch more particularly described in Schedule 1.1(b) to this Agreement (the “Owned Real Property”).

(c)           Leased Real Property.  All real property interests of Seller under the lease agreements or license agreements relating to and associated with the Branch Offices (collectively, the “Leases”) more particularly described in Schedule 1.1(c) to this Agreement (the “Leased Real Property”).

(d)           Personal Property.  Other than certain items of artwork, all of which are identified on Schedule 1.1(d), all personal property owned by Seller and located at the Branch Offices as of the Effective Time, including, without limitation, all furniture, fixtures, equipment, leasehold improvements and other items of tangible personal property together with sign structures, and all personal property owned by Seller and used in connection with the safe deposit box business being transferred to Purchaser hereunder (exclusive of the contents of leased safe deposit boxes) (collectively, the “Personal Property”).

(e)           Loans.  All Loans (as defined in Section 10.6 hereof) of Seller included on Schedule 1.1(e), a complete and accurate list of which (including debtor, note number, outstanding balance, unfunded commitment, total commitment, maturity date, charge-off amount, days past due, internal risk rating, number of times thirty (30) days delinquent in prior twelve (12) months, all non-accrual loan indicators, solvency and bankruptcy status of any obligor and any pending or threatened litigation related to each Loan), as of the dates set forth on Schedule 1.1(e), which shall be updated at the date of Closing, is set forth on such Schedule.

(f)            Assumed Contracts.  Seller’s rights under, or created by, the Assumed Contracts (as defined in Section 1.3(b) hereof) in effect as of the Effective Time.

(g)           Cash on Hand.  All teller working cash, petty cash and vault cash at the Branch Offices as of the Effective Time (the “Cash on Hand”).

(h)           Safe Deposit Business.  All leased safe deposit box business located at the Branch Offices as of the Effective Time (the “Safe Deposit Box Business”). A list of leased safe deposit boxes as of June 10, 2011 is set forth on Schedule 1.1(h) hereto. The Safe Deposit Box Business includes, without limitation, the removable safe deposit boxes (exclusive of the contents of leased safe deposit boxes) and safe deposit stacks in the vault and all keys and combinations thereto.  The Safe Deposit Box Business maintained at the Kingwood Headquarters shall be moved to one of the Branch Offices in connection with the Inter-Branch Transfer.

(i)            ATMs.  All automated teller machines located at the Branch Offices as of the Effective Time.

Section 1.2            Excluded Assets.  The Transferred Assets shall not include any assets, tangible or intangible, of Seller not included in the Transferred Assets, including, but not limited to, the following (“Excluded Assets”):

(a)           All trademarks, trade names, service marks, logos and other intellectual property of Seller, medallion program stamps, signs, URLs, domain names (and associated e-mail addresses), Internet web sites, printed supplies, stationery and documents and other materials bearing any of Seller’s logo and advertising and marketing materials and similar property or rights owned by or promoting Seller or any of its Affiliates (as defined in Section 10.6);

(b)           Any refunds due to Seller or any of its Affiliates from the Internal Revenue Service (the “IRS”) or any Governmental Authority (as defined in Section 10.6);

(c)           All “Excluded Loans”.  An Excluded Loan is any loan, loan participation, overdraft, or commitment that is not a Loan or (i) is, or has been, 90 days past due during the last 12 months, or (ii) has been renewed or has had its terms restructured without Purchaser’s consent in accordance with Section 5.17; or (iii) would be required to be classified as a troubled debt restructuring pursuant to GAAP;

(d)           All other real estate owned (“OREO”), and all foreclosed or similarly acquired property related to loans attributable to the Branch Offices;

(e)           Any proprietary Seller specific software on the computer hardware located at the Branch Offices as well as any other software used at the Branch Offices that is non-assignable, in each case, which are set forth on Schedule 1.2(e);

(f)            Any lease, contract, or agreement relating to the Kingwood Headquarters other than those agreements relating to the Safe Deposit Box Business;

(g)           Any furniture, fixtures or equipment related to the Kingwood Headquarters other than the removable safe deposit boxes and keys thereto related to the Safe Deposit Box Business; and

(h)           Any Excluded Property (as defined in Section 5.12 hereof).

Section 1.3            Assumption of Liabilities.  As of the Effective Time, upon the terms and subject to the conditions set forth herein, Seller shall transfer and assign to Purchaser, and Purchaser shall assume the liabilities and obligations of Seller to be discharged, performed, satisfied or paid after the Closing Date specifically described below (collectively, the “Assumed Liabilities”):

(a)           Deposit Liabilities.  All deposits and deposit accounts held at the Branch Offices as of the Effective Time, together with all accrued and unpaid interest thereon as of the Effective Time, including the custodial obligations of Seller for individual retirement account deposits (“IRAs”) (collectively, the “Deposit Liabilities”), which Deposit Liabilities are identified by account number, customer number, social security number, telephone number, complete address (including street, city, state and zip code), category, account type, balance, interest rate and, if applicable, due date, in the data file delivered pursuant to Section 3.11 hereto; provided, however, that such Deposit Liabilities shall exclude all Excluded Deposits.  An “Excluded Deposit” means any (i) deposit account that cannot be assumed by Purchaser because of legal impediments, (ii) deposit account that is involved in any pending or threatened litigation, mediation or arbitration as of the Closing Date, (iii) IRAs with respect to which the customer does not consent to the appointment of Purchaser or its designee as custodian or does not consent to Purchaser’s custodial agreement, (iv) deposits pledged as collateral for or required as a compensating balance in respect to any Excluded Loan, (v) any deposit account with an overdraft in excess of $1,000 outstanding as of the fifteenth (15th) calendar day immediately preceding the Closing Date, (vi) any deposits attributable to the Certificate of Deposit Account Registry Service (“CDARS”) of Promontory Interfinancial Network, LLC, any brokered deposit, or any deposit obtained through a listing service (provided, that Deposit Liabilities shall include all of Seller’s deposits obtained through its money desk), (vii) any deposit related to any loan customers for which the loan is an Excluded Loan, (viii) any Keogh account, (ix) any deposit accounts that as of the Closing Date have been escheated to a Governmental Authority under applicable law or have been identified as required to be so escheated on or prior to the Effective Time, (x) the deposits subject to the escrow agreement identified on Schedule 1.3(a)(x), or (xi) the deposits listed on Schedule 1.3(a)(xi) which lists any deposit account of the Branch Offices deemed unacceptable by Purchaser for any reason.  The Deposit Liabilities as of June 2, 2011 have been identified on Schedule 1.3(a) hereto.  Seller shall provide Purchaser with an updated Schedule 1.3(a) no later than ten (10) days prior to the anticipated Closing which shall exclude all Deposit Liabilities that have become Excluded Deposits pursuant to clauses (i) through (ix) of this Section 1.3(a) and include any new Deposit Liabilities.  Purchaser shall provide Seller with an updated Schedule 1.3(a)(xi) no later than five (5) days prior to the anticipated Closing, which shall clearly designate any updates or changes to the form of Schedule 1.3(a)(xi) previously delivered to Seller.

(b)           Assumed Contracts.  The Leases and any and all other leases, licenses and contracts relating to the operation or maintenance of the Branch Offices (excluding all contracts that do not apply solely to the Branch Offices, but also apply to operations of Seller that are not the Branch Offices, all data processing contracts regardless of scope and all personal property leases for data processing equipment and software), all of which are identified on Schedule 1.3(b) hereto, and the agreements between Seller and a customer or customers relating to safe deposit boxes located in the Branch Offices (collectively, the “Assumed Contracts”), except for any liability or obligation under such contracts (i) to be performed by Seller on or prior to the Effective Time, or (ii) arising from a breach of, or default under, such contract by Seller on or prior to the Effective Time.

(c)           Seller’s Checks in Circulation.  Seller’s official checks, cashier checks, money orders, interest checks and expense checks (“Seller’s Official Checks “) issued and outstanding prior to the Effective Time; provided, however, that on the Closing Date Seller shall deliver to Purchaser an amount in cash equal to the dollar amount of the outstanding Seller’s Official Checks as of the Effective Time; and provided further, that no deposit premium shall be payable with respect thereto.  Seller’s Official Checks as of June 2, 2011 have been identified on Schedule 1.3(c) hereto.  Seller shall provide Purchaser with an updated Schedule 1.3(c) no later than the third business day prior to the anticipated Closing, which Schedule shall also include all information necessary for the escheatment of such checks should escheatment be required after the Effective Time.

Unless otherwise provided in this Agreement, Purchaser will succeed to all obligations and liabilities of Seller to the extent included in the Assumed Liabilities as of the Effective Time and to the extent the performance of which is due after the Effective Time, and Purchaser will succeed to all rights, offsets and defenses of Seller in connection therewith.

Section 1.4            Liabilities Not Assumed by Purchaser.  Notwithstanding anything to the contrary contained herein, Purchaser shall not assume any duties, obligations or liabilities of Seller or Seller’s Affiliates’ of any kind, whether known, unknown, contingent or otherwise, not specifically identified herein or in the exhibits or schedules hereto, including without limitation, the following liabilities or obligations (the “Excluded Liabilities”):

(a)           liabilities or obligations not relating to the Transferred Assets or the Assumed Liabilities;

(b)           liabilities attributable to any acts or omissions to act taken or omitted to be taken by Seller (or any of its Affiliates) prior to the Effective Time;

(c)           liabilities or obligations attributable to any actions, causes of action, claims, suits or proceedings or violations of law or regulation attributable to any acts or omissions to act taken or omitted to be taken by Seller (or any of its Affiliates) arising, commencing or resulting from the operations of the Branch Offices prior to the Effective Time;

(d)           liabilities or obligations relating to Taxes (as defined in Section 10.6) (including, without limitation, Tax accruals) of Seller (or any of its Affiliates) for all taxable periods and for Taxes of Seller relating to or incurred in connection with the ownership, business or operations of the Transferred Assets or the Assumed Liabilities during the period Seller has operated the Branch Offices (the “Ownership Period”);

(e)           liabilities or obligations relating to violations of Environmental Laws (as defined in Section 10.6), any contamination of soils, groundwater, surface water, or sediments with Hazardous Substances (as defined in Section 10.6), or any liabilities arising under Environmental Laws or in connection with Hazardous Substances to the extent any of the acts, omissions, facts, issues or conditions giving rise to the foregoing are a result of Seller’s intentional acts or omissions occurring prior to the Effective Time;

(f)            liabilities or obligations arising from or related to any current or former employee of Seller, including, without limitation, any termination thereof by Seller or any of its Affiliates prior to or after the Effective Time;

(g)           liabilities or obligations of Seller with respect to any Fiduciary Relationship arising, commencing or resulting from the operations of the Branch Offices prior to the Effective Time;

(h)           Seller’s letters of credit issued prior to the Closing, consignments of U.S. Government “E” and “EE” bonds and any and all traveler’s checks;

(i)            deposit accounts associated with qualified retirement plans where Seller is the trustee of such plan or the sponsor of a prototype plan used by such plan; or

(j)            (i) in respect of compensation and benefits of Employees (as defined in Section 5.6) (including the employment or termination of any Employee, in the case of each Employee who is not a Transferred Employee, relating to any period, and in the case of a Transferred Employee relating to any period prior to the time such Employee became employed by Purchaser as contemplated hereby) and (ii) for Losses (as defined in Section 9.1 hereof) with respect to (A) the benefit plans of Seller or its Affiliates in which any Employee has participated, including Losses in respect of such plans that arise under the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder (“ERISA”) or the continuation coverage requirements of COBRA or (B) pay or pay in lieu of notice under the Worker Adjustment and Retraining Notification Act of 1988 in connection with Employee terminations, in each case whether arising before or after the Effective Time, and in each case to the extent relating to the employment of the Employees by Seller or its Affiliates.

Without limiting the generality of the foregoing, it is the intention that the assumption by Purchaser of the Assumed Liabilities shall not in any way enlarge the rights of any third parties relating thereto.  Nothing contained in this Agreement shall prevent any party hereto from contesting matters relating to the Assumed Liabilities with any third party obligee.  From and after the Effective Time, subject to ARTICLE IX hereof, Purchaser shall have complete control over the payment, settlement or other disposition of the Assumed Liabilities and the right to commence, control and conduct all negotiations and proceedings with respect thereto and Seller shall have complete control over the payment, settlement or other disposition of the Excluded Liabilities and the right to commence, control and conduct all negotiations and proceedings with respect thereto; provided, however, that no resolution of any condition or violation relating to Environmental Laws or Hazardous Substances shall restrict, impair or burden Purchaser’s use, enjoyment or value with respect to the Branch Offices.

ARTICLE II.
CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING DELIVERIES

Section 2.1            Closing.

(a)           The consummation and closing (“Closing”) of the transactions contemplated by this Agreement shall take place as of the close of business of the Branch Offices on a date (the “Closing Date”), which must be on a Friday, mutually agreed upon by the Purchaser and Seller, which date shall occur not less than five (5) business days and not more than fifteen (15) business days (which such time-period may be waived by the parties) following the receipt of all necessary regulatory, corporate and other approvals, or on such other date as shall be mutually agreed to by the parties hereto.  Notwithstanding the foregoing, the Closing shall not occur until the satisfaction or waiver of all other conditions set forth in ARTICLE VII.  Further, the Closing shall occur on a Friday that Purchaser’s and Seller’s data processors can effect the data conversion on the weekend immediately following.  The close of business shall be deemed to occur at 11:59 p.m. on such date (the “Effective Time”).  The Closing shall take place at a location and time as shall be mutually agreed to by the parties hereto.

(b)           At the Closing, the parties to this Agreement will exchange the certificates and other documents provided for under this Agreement in order to consummate the transactions contemplated hereby.  At the Closing, the appropriate parties shall execute such documents and instruments as may be reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement.  Notwithstanding the foregoing, it is the intention of the parties as of the date hereof that the Closing become effective on the Closing Date by means of an exchange of documents without the physical meeting of the parties as set forth above unless such a meeting is necessary or advisable.

Section 2.2            Calculation and Payment of Payment Amount.

(a)           Subject to the terms and conditions hereof, in consideration for the sale of the Transferred Assets and the assumption of the Assumed Liabilities, Seller shall pay to Purchaser the Payment Amount.  The “Payment Amount” shall be an amount equal to the following:

(1)           the aggregate amount of principal and accrued interest of the Deposit Liabilities as of the Effective Time; plus

(2)           the net amount of any prorated items required by Section 2.4 hereof owed as of the Effective Time by Seller to Purchaser; minus

(3)           the Acquisition Value (as defined below) of the Transferred Assets (exclusive of the Cash on Hand); minus

(4)           the amount of Cash on Hand as of the Effective Time; minus

(5)           the net amount of any prorated items required by Section 2.4 hereof owed as of the Effective Time by Purchaser to Seller; minus

(6)           a premium (the “Deposit Premium”) for the Deposit Liabilities and franchise value related to the Branch Offices equal to 4.02% of the average balance of the Deposit Liabilities for the twenty (20) calendar days ending on the third business day prior to the Closing Date, but in no event shall the Deposit Premium exceed $7,000,000, and the amount of such premium shall remain confidential unless required to be disclosed by law or in connection with any regulatory application, notice, requirement or examination.

(b)           On the Closing Date, Seller shall transfer to Purchaser, by wire transfer in immediately available funds to an account designated in writing by Purchaser, an amount, calculated as of the close of business on the third business day prior to the Closing Date, equal to the Payment Amount.  The Payment Amount so transferred by Seller to Purchaser on the Closing Date is hereinafter referred to as the “Estimated Payment Amount”.

(c)           Two business days prior to the Closing Date, Seller shall provide Purchaser with a closing statement in substantially the form set forth in Exhibit 1 hereto that sets forth its calculation of the Estimated Payment Amount.

(d)           For purposes of this Agreement, the “Acquisition Value” of the Transferred Assets shall be:

(1)           the outstanding principal and earned but unpaid interest on the Loans as of the Closing Date, less general, formula, and specific reserves or principal write-downs with respect to such Loans (such reserves having been calculated in accordance with GAAP (as defined in Section 10.6) and are consistent with Seller’s past practice and the methodology set forth in Schedule 2.2(d)(1)), inclusive of any Commitments, as shown on Seller’s books and records as of the Effective Time (provided that the value of any Commitment shall be zero); plus

(2)           the book value of the Owned Real Property, and the Personal Property (except for any Personal Property included in Excluded Property) as shown on Seller’s books and records as of the Effective Time and as set forth on Schedule 2.2(d)(2); plus

(3)           $1.00 for the Records; plus

(4)           $1.00 for the Assumed Contracts.

(e)           In addition, except as otherwise specifically provided herein, Purchaser shall assume as of the Effective Time all of the duties, obligations and liabilities of Seller existing or required to be performed after the Effective Time with respect to the Transferred Assets and the Assumed Liabilities, relating to periods on or after the Effective Time relating to the Transferred Assets and the Assumed Liabilities (including all accrued interest relating to the Deposit Liabilities), and Purchaser shall also assume liability for all Taxes relating to the Transferred Assets or the Assumed Liabilities for taxable periods (or portions thereof) after the Effective Time.

(f)            If the calculation of the Payment Amount is an amount less than zero, then Purchaser shall pay to Seller, in the manner provided in this ARTICLE II, an amount equal to such negative Payment Amount (the “Negative Payment Amount”).

Section 2.3            Post-Closing Adjustments.

(a)           Not later than thirty (30) calendar days after the Closing Date, Seller shall deliver to Purchaser a closing statement, dated as of the Closing Date, reflecting the Acquisition Value of the Transferred Assets and the Assumed Liabilities as carried on the books of Seller and prepared in accordance with GAAP as in effect as of the date of this Agreement applied consistently with Seller’s practices used in the preparation of the Estimated Payment Amount (the “Post Closing Statement”).  Seller shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Post Closing Statement; provided, that Seller shall not be required to provide Purchaser any such work papers that it deems confidential or subject to attorney-client privilege; provided, further that

Seller shall provide such confidential work papers to the independent accounting firm selected by Purchaser and Seller for purposes of Section 2.3(b) hereof.

(b)           Except as otherwise expressly provided herein, the determination of the Post Closing Statement shall be final and binding on the parties hereto, unless within thirty (30) calendar days after receipt by Purchaser of the Post Closing Statement, Purchaser shall notify Seller in writing of its disagreement with any amount included therein or omitted therefrom, in which case, if the parties are unable to resolve the disputed items within ten (10) business days of the receipt by Seller of notice of such disagreement, such items shall be determined by a nationally recognized independent accounting firm selected by mutual agreement between Seller and Purchaser; provided, however, that in the event the fees of such firm as estimated by such firm would exceed fifty percent (50%) of the net amount in dispute, the parties agree that such firm will not be engaged by either party and that such net amount in dispute will be equally apportioned between Seller, on the one hand, and Purchaser, on the other hand.  Such accounting firm shall be instructed to resolve the disputed items within ten (10) business days of engagement, to the extent reasonably practicable.  The determination of such accounting firm shall be final and binding on the parties hereto.  The fees of any such accounting firm shall be divided equally between Seller and Purchaser.

(c)           Not later than the close of business on the second (2nd) business day following the determination of the Post Closing Statement (the “Adjustment Payment Date”), Seller and Purchaser shall effect the transfer of any funds as may be necessary to reflect changes in the Transferred Assets and Assumed Liabilities between the Estimated Payment Amount and the Post Closing Statement and resulting changes in the Payment Amount, together with interest thereon computed from the Effective Time up to, but not including, the Adjustment Payment Date at the rate quoted for Federal Funds in the Money Rates Column of the Wall Street Journal, adjusted daily, for the period beginning with the first calendar day following the Effective Time and ending with the Adjustment Payment Date (the “Federal Funds Rate”).

(d)           Notwithstanding the foregoing provisions of this Section 2.3, if at any time within three (3) months after the delivery of the Post Closing Statement either party discovers an error in the Post Closing Statement that resulted in the Payment Amount or Negative Payment Amount actually paid, as adjusted pursuant to this Section 2.3 (“Original Price”), being at least $50,000, individually or in the aggregate with all such errors, more or less than the Payment Amount or Negative Payment Amount would have been but for such error (“Revised Price”), and notifies the other party thereof, the parties agree to cooperate in good faith to correct the error.  If the parties disagree on the existence or magnitude of an error within ten (10) business days after notice thereof, such matter shall be resolved by an independent accounting firm in the same manner as described above for resolving disputed items; provided, however, that in the event the fees of such firm as estimated by such firm would exceed fifty percent (50%) of the net amount in dispute, the parties agree that such firm will not be engaged by either party and that such net amount in dispute will be equally apportioned between Seller, on the one hand, and Purchaser, on the other hand.  Upon the determination of the Revised Price, the appropriate party shall pay an amount to the other party that is the difference between the amount actually paid by such party pursuant to Section 2.2, as adjusted pursuant to the other paragraphs of this Section 2.3, and the amount that such party would have paid to the other if the Original Price had been equal to the Revised Price, together with interest thereon computed from the Effective Time up to, but not including, the second (2nd) business day following determination of the Revised Price at the applicable Federal Funds Rate.

Section 2.4            Prorations.

(a)           The parties intend that Seller shall operate for its own account the business conducted at the Branch Offices until the Effective Time, and that Purchaser shall operate such business for its own account on and after the Effective Time.  Thus, for purposes of this Agreement, items of proration and other adjustments shall include, without limitation: (i) rental payments under the Leases and payments under the Assumed Contracts; (ii) sales, transfer, excise and use taxes and personal and real property Taxes and assessments arising from the Leases, or otherwise from the Branch Offices (determined by assuming that the taxable year or period ended at the Effective Time and in accordance with Section 2.4(b)); (iii) Federal Deposit Insurance Corporation (“FDIC”) deposit insurance assessments for Deposit Liabilities (excluding any special or prepaid assessments paid or to be paid by Seller, including the prepaid assessment collected by the FDIC on December 30, 2009, which in either case shall not be prorated and the total amount of which shall remain with Seller), (iv) trustee or custodian fees on IRA accounts that are transferred to Purchaser as part of the Transferred Assets; (v) prepaid expenses and items and accrued but unpaid liabilities a portion of which is attributable to periods after the Effective Time (it being understood that Purchaser shall have no liability for any accrued but unpaid liabilities attributable to Excluded Assets or Excluded Liabilities), as of the close of business on the Closing Date; and (vi) prepaid safe deposit rental payments previously received by Seller, reduced by applicable past due payments with respect to corresponding safe deposit box rentals.

(b)           Seller shall be responsible for fifty percent (50%) of all Transfer Taxes that may be imposed on the purchase and sale of the Transferred Assets and Purchaser shall be responsible for the other fifty percent (50%) of such Transfer Taxes.  “Transfer Taxes” means all sales, use, value added, excise, registration, documentary, stamp, transfer, real property transfer, recording, and other similar Taxes and fees (together with any interest, penalties or additions to Tax or additional amount imposed).  The parties shall cooperate in good faith to minimize such Transfer Taxes to the extent legally permissible.  Purchaser and Seller shall apportion pro rata all real property and personal property Taxes paid or payable in connection with the Transferred Assets.  Such apportionment shall be made on a per diem basis as of the Closing Date and shall be based upon the fiscal year for which the same are assessed. In the event that the applicable tax bill, or other information reasonably necessary for computing any such apportionment is not available on the Closing Date, the apportionment shall be made at Closing on the basis of the next-preceding fiscal year’s real property and personal property Taxes. Within thirty (30) calendar days after receipt by the parties of the applicable tax bill or other information reasonably necessary for computing such apportionment, Purchaser and Seller shall apportion the actual Taxes and, if either party paid more than its proper share thereof at Closing, the other party shall promptly reimburse such party for the amount so expended.

(c)           Purchaser and Seller shall each pay one-half (1/2) of any escrow fees charged by the Title Company (as defined in Section 5.18(b) hereof) in connection with the transactions contemplated by this Agreement.

Section 2.5            Closing Deliveries.

(a)           At the Closing, subject to all the terms and conditions of this Agreement, Seller shall deliver or cause to be delivered to Purchaser:

(1)           certificates executed by a proper officer of Seller, dated as of the Closing Date, certifying to the fulfillment of all conditions which are the obligation of Seller hereunder;

(2)           a certified copy of the resolutions of Seller’s Board of Directors, approving the execution of this Agreement and the consummation of the purchase and assumption transactions contemplated hereby;

(3)           an executed Assignment and Assumption of Deposit Liabilities Agreement in substantially the form set forth in Exhibit 2 hereto;

(4)           an executed Assignment and Assumption Agreement in substantially the form set forth in Exhibit 3 hereto;

(5)           an executed Bill of Sale, in substantially the form set forth in Exhibit 4 hereto, transferring to Purchaser all of Seller’s interest in the Personal Property and other Transferred Assets;

(6)           an executed Special Warranty Deed, in substantially the form set forth in Exhibit 5 hereto, transferring to Purchaser all of Seller’s interest in the Owned Real Property;

(7)           subject to Section 5.12 hereof, an executed Lease Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 6, with respect to each Lease (the “Lease Assignments”) and such other instruments and documents as the landlords under each Lease may reasonably require as necessary or desirable for providing for the assumption by Purchaser of each Lease, each such instrument and document in form and substance reasonably satisfactory to the parties hereto;

(8)           subject to Section 5.12 hereof, an executed Landlord Estoppel Certificate and Consent to Assignment, in substantially the form attached hereto as Exhibit 7 (each a “Landlord Estoppel”), certifying certain information regarding the Lease for each of the Kingwood Dr. Branch and the Eagle Springs Branch;

(9)           an executed Assignment, Transfer and Appointment of Successor Custodian for IRA Accounts with respect to the transfer of the IRA Accounts in substantially the form set forth in Exhibit 8;

(10)         the Records;

(11)         an executed limited Power of Attorney, in substantially the form set forth in Exhibit 9;

(12)         immediately available funds equal to the Estimated Payment Amount;

(13)         the Cash on Hand;

(14)         possession of the Leased Real Property and the Owned Real Property in substantially the condition existing on the date hereof, reasonable ordinary wear and tear excepted;

(15)         an executed certificate of non-foreign status in the form and manner that complies with Section 1445 of the Code (as defined in Section 2.6 hereof) and the Treasury Regulations thereunder;

(16)         such other documents and instruments evidencing such actions or providing such assurances, as Purchaser reasonably requests of Seller in order to consummate the transactions contemplated by this Agreement and to fully vest in Purchaser, all rights, title, and interest of Seller in and to the Transferred Assets and Assumed Liabilities transferred to the Purchaser hereby;

(17)         all collateral security of any nature whatsoever held by Seller as collateral for any of the Transferred Assets;

(18)         an executed Seller’s affidavit delivered to the Title Company as required by Section 5.18(c) hereof; and

(19)         the Payment Amount in accordance with Section 2.2 hereof.

(b)           At the Closing, Purchaser shall deliver to Seller:

(1)           a certificate executed by a proper officer of Purchaser, dated as of the Closing Date, certifying to the fulfillment of all conditions which are the obligation of Purchaser hereunder;

(2)           a certified copy of the resolutions of Purchaser’s Board of Directors, approving the execution of this Agreement and the consummation of the purchase and assumption transactions contemplated hereby;

(3)           an executed Assignment and Assumption of Deposit Liabilities Agreement in substantially the form set forth in Exhibit 2 hereto;

(4)           an executed Assignment and Assumption Agreement in substantially the form set forth in Exhibit 3 hereto;

(5)           an executed Bill of Sale in substantially the form set forth in Exhibit 4 hereto;

(6)           subject to Section 5.12 hereof, executed Lease Assignments and such other instruments and documents as the landlords under each Lease may reasonably require as necessary or desirable for providing for the assumption by Purchaser of each Lease, each such instrument and document in form and substance reasonably satisfactory to the parties hereto;

(7)           an executed Assignment, Transfer and Appointment of Successor Custodian for IRA Accounts with respect to the transfer of the IRA Accounts in substantially the form set forth in Exhibit 8 hereto;

(8)           such other documents and instruments evidencing such actions or providing such assurances, as Seller reasonably requests of Purchaser in order to consummate the transactions contemplated by this Agreement; and

(9)           if applicable, the Negative Payment Amount in accordance with Section 2.2 hereof.

Section 2.6            Allocation of the Payment Amount.  Seller and Purchaser agree to allocate the Payment Amount or the Negative Payment Amount, adjusted pursuant to Section 2.4, if necessary, in accordance with the rules under Section 1060 of the Internal Revenue Code of 1986, as amended, (the “Code”) and the Treasury Regulations promulgated thereunder.  Such allocation shall use the residual method authorized in Treasury Regulation §1.1060-1 and described in Treasury Regulation §1.338-6.  Purchaser agrees to provide Seller with a schedule allocating the Payment Amount or the Negative Payment Amount and with a properly completed Internal Revenue Service Form 8594 within forty-five (45) calendar days following the Closing Date.  If Seller objects to any items reflected on the schedule provided by Purchaser, Seller shall have the right to notify Purchaser of such objection, in which case Seller and Purchaser shall attempt to resolve the disagreement.  In the event such disagreement is not resolved within fifteen (15) calendar days following the date that Seller gives its objection, Seller and Purchaser shall mutually select and retain a nationally recognized independent appraiser (where such costs shall be borne equally between Seller and Purchaser) to prepare an allocation schedule using the residual method authorized in Treasury Regulation §1.1060-1 and described in Treasury Regulation §1.338-6 which Seller and Purchaser agree to accept and be bound by.  Except as required by applicable law, Seller and Purchaser agree to act in accordance with the computations and allocations contained in the schedule as finally agreed or determined by such independent appraiser in any relevant Tax Returns or similar filings, including any forms or reports required to be filed pursuant to Section 1060 of the Code or the Treasury regulations promulgated thereunder (“Treasury Regulations”), and to file such forms in the manner required by applicable law.

Section 2.7            Further Assurances.  The parties agree to execute and deliver such further documents and do such further acts and things as may be required to carry out the intent and purpose of this Agreement. Without limiting the generality of the foregoing, in case at any time after the Closing Date any further action is necessary or desirable to transfer any of the Transferred Assets to Purchaser or otherwise to carry out the purposes of this Agreement, the proper officers and directors of Seller and Purchaser will execute such further documents (including assignments, acknowledgements, consents and other instruments of transfer) and will take such further action as may be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable law.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

Section 3.1            Organization.  Seller is a Texas banking association duly organized, validly existing and in good standing under the laws of the State of Texas, with the corporate power and authority to own, lease and operate its properties, to engage in the banking business and all other businesses and activities now conducted by it and to own and/or operate the Transferred Assets, hold the Deposit Liabilities and make the Loans.  Seller has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 3.2            Authorization.  The execution and delivery of this Agreement and each of the documents and instruments contemplated hereby, and the transactions contemplated hereby, have been duly authorized and approved by all necessary corporate action on the part of Seller.  No further actions or corporate proceedings on the part of Seller are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement constitutes, and such documents and instruments executed and delivered to Purchaser in connection herewith will constitute, legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and similar laws relating to the rights and remedies of creditors, as well as to general principles of equity (collectively, the “Enforceability Exceptions”).

Section 3.3            Non-Contravention.  Subject to any consent required to be obtained in connection herewith and assuming receipt of the regulatory approvals referenced in Section 5.5, the execution and delivery of this Agreement does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, default or event of default under (a) any provision of the Articles of Association, or Bylaws of Seller, (b) except for matters that would not have a Material Adverse Effect (as defined in Section 10.6 hereof), any agreement, document or instrument to which Seller is a party or by which its assets are bound, (c) except for matters that would not have a Material Adverse Effect, any law, Order (as defined in Section 10.6 hereof) or Permit (as defined in Section 10.6 hereof) applicable by its terms specifically to Seller or its assets or (d) permit cancellation of, or result in the creation of, any Lien (as defined in Section 10.6 hereof), other than Permitted Liens (as defined in Section 10.6 hereof), on any Transferred Asset.

Section 3.4            Consents to Transaction.  Except as set forth on Schedule 3.4, no consent, waiver, approval, authorization, Order or Permit of, or declaration or filing with, or notification to, any Person (as defined in Section 10.6 hereof) is required by Seller (a) in connection with the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby, or (b) to preserve the continuing validity and effectiveness immediately following the Closing of any Permit or Assumed Contract held by Seller with respect to the

Branch Offices, assuming Purchaser has received all Permits from Governmental Authorities needed to acquire the Branch Offices and perform its obligations under this Agreement.

Section 3.5            Compliance with Law.  The Branch Offices and Seller’s ownership, operation and use of the Transferred Assets and the Assumed Liabilities are in compliance in all material respects with applicable laws.  No event has occurred or circumstance exists that constitutes a material violation of any applicable law by Seller in the ownership, operation or use of the Branch Offices, the Transferred Assets or Assumed Liabilities.  Except as set forth on Schedule 3.5 and except for normal examinations conducted in the ordinary course of Seller’s banking business, no Governmental Authority has initiated any formal Proceeding (as defined in Section 10.6) or investigation into the business, conditions or operations at the Branch Offices.  Except as set forth on Schedule 3.5, there is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations of Seller relating to the Branch Offices, the Transferred Assets or the Assumed Liabilities.

Section 3.6            Litigation or Proceedings.  There is no litigation of any kind or nature pending or, to Seller’s Knowledge, threatened against or affecting Seller in relation to the Branch Offices or any of the Transferred Assets or Assumed Liabilities.  To Seller’s Knowledge, no event has occurred or circumstances exist that could give rise to or serve as a basis for the commencement of any litigation that if determined adversely could be reasonably expected to have a Material Adverse Effect.  There is no litigation pending or, to Seller’s Knowledge, threatened that questions the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby or that would, individually or in the aggregate, impair the ability of Seller to perform on a timely basis its obligations under this Agreement.  Schedule 3.6 lists all litigation to which Seller was a party during the past three (3) years (whether or not settled) with respect to the Branch Offices, Transferred Assets or Assumed Liabilities.

Section 3.7            Title to and Condition of Assets.

(a)           Except as set forth on Schedule 3.7, and save and except for the Leased Real Property, Seller is the owner of the Transferred Assets and has good and marketable title thereto, free and clear of any Liens (as defined in Section 10.6 hereof), other than Permitted Liens.  Subject to receipt of any required consent and regulatory approval, Seller can transfer all its right, title and interest in and to all Leased Real Property and leased personalty.  The Transferred Assets constitute all of the assets necessary for the conduct of the Branch Offices’ business as currently conducted by Seller.

(b)           To Seller’s Knowledge, (i) Seller’s use, occupancy and operation of the Owned Real Property and the Leased Real Property have been and are in compliance in all material respects with applicable law (including regarding land use and building codes and rules), and Seller has not undertaken any construction or improvements on the Owned Real Property or the Leased Real Property which could result in the imposition of any mechanics, materialmen or other similar liens, (ii) Seller has not received any written notice (which remains outstanding) from any Governmental Authority of any condemnation or eminent domain proceedings pending against the Owned Real Property or the Leased Real Property or any part thereof; (iii) all Permits held by Seller that are material to the current use, occupancy and operation of the Owned Real Property and the Leased Real Property by Seller are in full force and effect and Seller has not received written notice of any pending or threatened revocation, suspension or termination Proceedings concerning such Permits, (iv) no breach, default or event of default on the part of Seller, or any other Person exists with respect to the Leases; (v) except for Permitted Liens, there are no leases, subleases, licenses, easements, rights of way, concessions or other agreements granting to any party or parties the right of use or occupancy of any portion of the Owned Real Property or the Leased Real Property; (vi) there are no outstanding options or rights of first refusal to purchase the Owned Real Property or the Leased Real Property, or any portion thereof or interest therein and no outstanding contracts or agreements obligating Seller or the owner thereof, as applicable, to sell any of the Owned Real Property; (vii) each Lease for the Kingwood Dr. Branch and Eagle Springs Branch is legal, valid, binding and enforceable as to Seller, and as to the landlord party thereto, and each Lease is in full force and effect as to Seller and as to the landlord party thereto; and (viii) no Affiliate of Seller is the owner or lessor of any Owned Real Property or the Leased Real Property.  Seller has delivered or made available to Purchaser copies of all Leases for the Leased Real Property and all deeds for the Owned Real Property.

(c)           THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT WITH RESPECT TO THE REAL PROPERTY (AS DEFINED IN SECTION 10.6) HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER. THE AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS THE RIGHT TO CONDUCT ITS OWN INDEPENDENT EXAMINATION OF THE REAL PROPERTY.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OF SELLER’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER, AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, CONDITION OR MARKETABILITY OF THE REAL PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (e) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY WITH GOVERNMENTAL REGULATIONS, INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LAWS, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, THE REAL PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION, “AS IS, WHERE

IS, WITH ALL FAULTS.”  PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE AND SOPHISTICATED PURCHASER OF REAL ESTATE, AND THAT, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE REAL PROPERTY.  PURCHASER HAS BEEN GIVEN A SUFFICIENT OPPORTUNITY HEREIN TO CONDUCT AND HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE REAL PROPERTY AND RELATED MATTERS AS PURCHASER DEEMS NECESSARY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND WILL RELY UPON THE SAME AND NOT UPON ANY STATEMENTS OF SELLER NOR OF ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER. PURCHASER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY PURCHASER WAS OBTAINED FROM A VARIETY OF SOURCES, AND SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, TRUTH OR ACCURACY OF ANY OF THE DOCUMENTS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO PURCHASER.  UPON CLOSING, PURCHASER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS.  PURCHASER ACKNOWLEDGES AND AGREES THAT, UPON CLOSING, SELLER WILL SELL AND CONVEY TO PURCHASER, AND PURCHASER WILL ACCEPT THE REAL PROPERTY, “AS IS, WHERE IS WITH ALL FAULTS.”  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE REAL PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY.  SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE REAL PROPERTY FURNISHED BY ANY AGENT, EMPLOYEE OR OTHER PERSON.  PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS, WHERE IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE REAL PROPERTY.  PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THE AGREEMENT AND UNDERSTANDS THEIR SIGNIFICANCE AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THE AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE REAL PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THE AGREEMENT.  THE TERMS AND CONDITIONS OF THIS SECTION 3.7(b) WILL EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING, AS THE CASE MAY BE, AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.

Section 3.8            Environmental Matters.  To Seller’s Knowledge, except for any condition or other matter described in Schedule 3.8 hereto, (a) the Owned Real Property and the Leased Real

Property and the Branch Offices are, and have been since Seller took possession, in compliance in all material respects with all applicable Environmental Laws; (b) there are no actions, suits, claims, consent decrees, demand letters, formal or informal complaints, notices of violation, orders or Proceedings pending or threatened against Seller or any other person, with respect to the Owned Real Property or the Leased Real Property or the Branch Offices by or before any Governmental Authority or agency or by any third party which in any way relates to any Environmental Laws or to any presence of or exposure to any Hazardous Substances; (c) there has been no Hazardous Substance handled, stored, disposed of, or released in, on, under, about or from the Branch Offices, the Owned Real Property or Leased Real Property in a manner or in an amount or concentration that would trigger any required notice, investigation, remedial action, or liability under any applicable Environmental Laws; (d) there are no regulated asbestos-containing materials, toxic mold, radioactive materials or lead-based paint present at the Branch Offices in violation of any Environmental Law; (e) there are no underground storage tanks located on or under the Branch Offices, the Owned Real Property or Leased Real Property; (f) no lien has been placed on the Owned Real Property, the Leased Real Property, or the Branch Offices by any Governmental Authority in connection with the presence of Hazardous Substances; and (g) Schedule 3.8 lists all environmental and health and safety studies, reports, analytical data, and audits in the possession or control of Seller related to the Real Property (the “Existing Environmental Reports”).  There are no environmental and health and safety studies, reports or audits in the possession or control of Seller related to the Real Property other than the Existing Environmental Reports, true and correct copies of which have been provided to Purchaser.  This Section 3.8 constitutes Seller’s exclusive representation regarding Environmental Laws and Hazardous Substances and no other provisions hereof shall be construed as covering such matters.

Section 3.9            Employee Matters.

(a)           There are no liens or other claims pending, or to Seller’s Knowledge threatened, of any nature which affect or could affect the Transferred Assets or the Assumed Liabilities whether at law or in equity, asserted or unasserted, perfected or unperfected, arising out of or relating to any employee, officer, or director of Seller, or the operation, sponsorship or participation of any such persons or by Seller in any employee benefit plan, program, procedure or other employee benefit practice, whether or not subject to ERISA, that would subject the Transferred Assets or the Assumed Liabilities, Purchaser, its employee benefit plans or any fiduciaries thereof to any Tax, penalties or other liabilities.  There are no liabilities, breaches, violations or defaults under any employee benefit arrangement, plan, or program or contract (including, but not limited to, any “Employee Welfare Benefit Plan” or “Employee Pension Benefit Plan” (as such terms are defined in Section 3(1) and Section 3(2) of ERISA, respectively) sponsored, maintained or contributed to by Seller or any of its Affiliates or any liabilities, breaches, violations or defaults under any provision of the Code or ERISA applicable with respect thereto that would subject the Transferred Assets, the Assumed Liabilities, Purchaser, its employee benefit plans, or any fiduciaries thereof to any Tax, penalties or other liabilities.

(b)           No Employee is a party to, or is otherwise bound by, any employment contract, agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such Employee and Seller or to Seller’s Knowledge, between any such Employee and any third party, that in any way adversely affects or will affect (i) the performance of his or her duties as an employee of any Branch Office, or (ii) the ability of the Branch Offices to conduct their business.  No Employee is represented, for purposes of collective bargaining, by a labor organization of any type.  To Seller’s Knowledge, there have not been any efforts during the past three years to unionize or organize any Employees.  In relation to the Branch Offices, no causes of action, claims, charges or administrative investigations for wrongful discharge, violation of employment contract or employment claims based upon any state or federal law, statute, public policy, order or regulation is pending or, to Seller’s Knowledge, threatened against Seller or its Affiliates.  In relation to the Branch Offices, Seller and its Affiliates have complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, collective bargaining and the payment of social security or other taxes, and worker’s compensation or other insurance premiums.  Purchaser will not incur any liability under any severance agreement, deferred compensation agreement, employment agreement, or similar agreement or plan solely as a result of the transaction contemplated by this Agreement.

Section 3.10         Taxes.

(a)           With respect to all interest bearing accounts assigned to Purchaser, the records of Seller transferred to Purchaser contain or will contain all information and documents (including without limitation properly completed Forms W-9 or W-8) necessary to comply with all information reporting and Tax withholding requirements under federal and state laws, rules and regulations, and such records identify with specificity all accounts subject to backup withholding under the Code.

(b)           All Tax Returns (as defined in Section 10.6 hereof) required to be filed by Seller relating to the Transferred Assets and the Assumed Liabilities required to have been filed during the Ownership Period (including extensions) have been timely filed with the appropriate Governmental Authority.  All such Tax Returns are complete, correct and accurate in all material respects.  During the Ownership Period, all Taxes of the Seller relating to the Transferred Assets and the Assumed Liabilities, whether or not shown to be due on any Tax Return, have been timely and properly paid.  There are no Liens (except Permitted Liens), pledges, charges, claims, security interests or other encumbrances of any kind, whether consensual, statutory or otherwise, for Taxes relating to the ownership, business, or operation of the Transferred Assets during the Ownership Period. No deficiencies for Taxes relating to the ownership, business or operation of the Transferred Assets or the Assumed Liabilities during the Ownership Period that have been proposed, asserted or assessed by any Governmental Authority against Seller are still pending.  Seller has not waived any statute of limitations for Taxes relating to the ownership, business or operation of the Transferred Assets or the Assumed Liabilities during the Ownership Period.  Seller is not a foreign person within the meaning of Section 1445 of the Code.

Section 3.11         Deposit Liabilities.  Seller has provided to Purchaser a true and accurate data file of all Deposit Liabilities (including IRA deposits), and related information, which are domiciled at the Branch Offices, prepared as of a date within 10 days prior to the date of this Agreement, which data shall be updated at and as of 45 days prior to the anticipated Closing Date, the Closing Date and which data shall be further updated on the Adjustment Payment Date as of the Closing Date, and, in each case as of the respective dates thereof, shall be true and accurate in all material respects as of such date.  All Deposit Liabilities are insured by the FDIC to the maximum applicable legal limits.  The Deposit Liabilities were solicited and currently exist in material compliance with all applicable requirements of all applicable laws.  Schedule 1.3(a) is a true and accurate schedule of the Deposit Liabilities, which schedule shall be updated no later than the third business day prior to the anticipated Closing Date and which schedule shall be further updated on the Adjustment Payment Date as of the Effective Time, and, in each case as updated, shall be true and accurate as of such date.

Section 3.12         Loans.  Seller has provided to Purchaser a true and accurate data file of all Loans, including accrued and unpaid interest thereon, prepared as of a date within 10 days prior to the date of this Agreement, as set forth in Schedule 1.1(e) hereto, which data shall be updated at and as of 45 days prior to the anticipated Closing Date, the Closing Date, and the Adjustment Payment Date as of the Closing Date, and, in each case as updated, shall be true and accurate in all material respects as of each such date.  Schedule 1.1(e) is a true and accurate schedule of all Loans, which schedule shall be updated no later than the third business day prior to the anticipated Closing Date and which schedule shall be further updated on the Adjustment Payment Date as of the Effective Time, and, in each case as updated, shall be true and accurate as of such date.

(a)           Each Loan included in the Transferred Assets was made or acquired by Seller or its predecessor in the Ordinary Course of Business (as defined in Section 10.6 hereof) consistent with its policies and guidelines then in effect.

(b)           Except as set forth on Schedule 3.12(b), none of the Loans is presently serviced by third parties, and there are no obligations, agreements or understandings whatsoever that could result in any such Loan becoming subject to any such third party servicing.

(c)           There are no misrepresentations of material facts made by or on behalf of Seller in the credit files relating to the Loans, provided that the term “facts” shall not include judgments or opinions of such officers or employees which were made in good faith based on information supplied by the borrower or on the borrower’s behalf, or developed by Seller as a result of diligence by Seller, to which nothing to the contrary has come to Seller’s Knowledge.

(d)           With respect to each Loan:

(i)            Such Loan was solicited, if such Loan was acquired by Seller, to Seller’s Knowledge, was originated and currently exists in compliance in all material respects with all applicable policies and procedures of Seller and all applicable laws;

(ii)           Each note, document, agreement and instrument evidencing a Loan and any related security agreement or instrument (including any guaranty or similar instrument, surety, bonds, insurance, or purchase, take-out or other commitments) constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with its terms, subject as to enforcement to the Enforceability Exceptions, and is included in the related Loan file;

(iii)          There has been no modification to or waiver of the terms of the applicable Loan and all related documents, instruments and agreements, except as reflected in writing in the loan file for such Loan (and any such modifications have been disclosed or made available to Purchaser);

(iv)          There is no valid claim or valid defense (including the defense of usury) to the enforcement of such Loan or a valid right of setoff or rescission and to Seller’s Knowledge no such right has been asserted with respect thereto;

(v)           Seller has not taken or failed to take any action that would entitle any obligor or other party to assert successfully any claim against Seller or Purchaser (including without limitation any right not to repay any such obligation or any part thereof);

(vi)          Such Loan was made substantially in accordance with Seller’s standard underwriting and documentation policies, procedures and guidelines as in effect at the time of its origination and has been administered substantially in accordance with Seller’s standard loan servicing and operating procedures and other policies as in effect from time to time;

(vii)         There is no pending or, to Seller’s Knowledge, threatened litigation which may affect in any way the title or interest of Seller in and to such Loan, the collateral for such Loan and the promissory note or the mortgage or deed of trust and any related guaranties or the obligations of all obligors under such Loan and related documents, instruments and agreements; and

(viii)        There are no pending or, to Seller’s Knowledge, threatened foreclosures, total or partial condemnation or repossession Proceedings or insurance claims with respect to such Loan or the collateral for such Loan.

(e)           There are no credit life, accidental and health and other insurance and debt deferral or debt cancellation instruments (collectively, “Credit Protection Instruments”) written by or on behalf of Seller on any Loans or insuring collateral securing any Loans.

(f)            Each Loan that is secured by collateral is secured by a perfected mortgage or security interest in the collateral in favor of Seller as mortgagee or secured party.

Section 3.13         Agreements with Governmental Authorities.  Except as set forth on Schedule 3.13, in relation to the Branch Offices or any of the Transferred Assets or Assumed Liabilities, Seller is not a party to any agreement, understanding, consent decree or other arrangement with any Governmental Authority.  Except as set forth on Schedule 3.13, Seller has not received written or oral notice from any Governmental Authority indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement.

Section 3.14         No Brokers or Agents.  Except as set forth on Schedule 3.14, Seller has not retained or otherwise engaged any broker, finder or other person or agent or agreed to pay any fee or commission to any agent, broker or other person for or on account of this Agreement or the transactions contemplated hereby, other than fees to its attorneys and accountants.

Section 3.15         IRA Account Documentation.  The forms of Individual Retirement Custodial Account Agreement for IRA deposits and the related Individual Retirement Account Disclosure Statements for IRA deposits attached hereto as Schedule 3.15 constitute the forms of the documents establishing the trustee or custodial arrangements in connection with all IRA deposits maintained at the Branch Offices.

Section 3.16         Personal Property.  Schedule 3.16 is a true and accurate schedule of the Personal Property owned by Seller at the Branch Offices, which schedule specifies the book value of all of the items in each such category as shown on the financial records of Seller, computed as of May 31, 2011 and describing any security interest therein or lien thereon, which schedule shall be updated at the Closing Date and which schedule shall be further updated on the Adjustment Payment Date as of the Closing Date, and, in each case as updated, shall be true and accurate as of such date.  Seller represents that the Personal Property is in good condition and repair, ordinary wear and tear excepted.

Section 3.17         Records.  The Records are complete and correct in all material respects and have been maintained in accordance with good business practice and Seller’s internal controls.  The Records have been made available to Purchaser.  The Records fairly present the financial position of the Branch Offices as of the date thereof, and the results of operations for the Branch Offices for the periods referred to therein.  Seller does not have any material liabilities (absolute or contingent) which relate to or affect the Branch Offices, the Transferred Assets or Assumed Liabilities that are not reflected or provided for in the Records.

Section 3.18         Absence of Certain Changes and Events.  Except (a) with respect to the Excluded Assets and the Excluded Liabilities, or (b) as otherwise contemplated by this Agreement, since March 31, 2011, Seller has operated the Branch Offices in the Ordinary Course of Business and in substantially the same manner as previously conducted by Seller.  Without limiting the generality of the foregoing, since March 31, 2011, Seller has not, except as disclosed in Schedule 3.18:

(a)           suffered any change which has had or is reasonably likely to have a Material Adverse Effect with respect to the Branch Offices, the Transferred Assets or Assumed Liabilities or Seller’s ability to consummate the transactions contemplated by this Agreement;

(b)           except in the Ordinary Course of Business, (i) sold, transferred, leased, pledged, mortgaged, or otherwise encumbered or agreed to sell, transfer, lease, pledge, mortgage or otherwise encumber, any of the Transferred Assets or the Assumed Liabilities or rights with respect thereto, or (ii) canceled, waived, compromised or agreed to cancel, waive or compromise any debts, claims or rights with respect to the Transferred Assets or Assumed Liabilities;

(c)           made or permitted any amendment, termination, lapse of, or waiver or consent to, any Assumed Contract, lease, agreement, consent, license or Permit with respect to the Branch Offices;

(d)           made any change in any method of management or operation of the Branch Offices not in the Ordinary Course of Business or any accounting change, except as may be required by GAAP or generally applicable regulatory requirements;

(e)           granted any increase in the compensation of its officers or Employees located at the Branch Offices (including any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), except for periodic increases in the Ordinary Course of Business made pursuant to established compensation policies applied on a basis consistent with that of the prior year, other than increases and payments necessary, in the employer’s reasonable discretion, to maintain and preserve the operation of the Branch Offices;

(f)            except for the Inter-Bank Transfer, caused the Branch Offices to transfer to Seller’s other operations any deposits other than deposits securing any loans, except in the Ordinary Course of Business at the unsolicited request of depositors, or caused any of Seller’s other operations or customers to transfer to the Branch Offices any deposits or loans, except in the Ordinary Course of Business at the unsolicited request of depositors or loan customers, as applicable;

(g)           made any change to its customary policies for setting rates on deposits offered at the Branch Offices, including any increase in interest rates paid unless (and only to the extent that) Seller has effected such a rate increase in its other branch offices and such changes generally do not exceed the generally prevailing rates for similar deposits at similarly situated financial institutions in the respective market areas served by the Branch Offices and which further do not exceed interest rates allowed to be paid by depository institutions which are deemed undercapitalized pursuant to 12 C.F.R.§337.6;

(h)           entered into any other transaction or conducted its affairs, in either case related to the Transferred Assets or Assumed Liabilities, other than in the Ordinary Course of Business and consistent with prudent banking practices except as contemplated by this Agreement;

(i)            subjected to any Lien any portion of the Transferred Assets or the Assumed Liabilities or any interest thereon, except Permitted Liens;

(j)            suffered any damage, destruction, impairment, casualty loss, condemnation, taking by eminent domain to any real, or personal or mixed property included in the Transferred Assets, whether or not covered by insurance, in each case and the aggregate, in excess of $25,000; or

(k)           committed to or entered into any understanding, arrangement or agreement (written or unwritten) to do any of the foregoing.

Section 3.19         Insurance.  Schedule 3.19 lists each insurance policy maintained by Seller with respect to the Branch Offices.  Since January 1, 2010, with respect to the Branch Offices, Seller has not been refused any insurance coverage for which it has applied or had any insurance policy canceled.

Section 3.20         Assumed Contracts.  Neither Seller nor, to Seller’s Knowledge, any other party has breached any provision or is in default of any Assumed Contract in any material respect.

Section 3.21         Community Reinvestment Act and Fair Lending.  Except as set forth in Schedule 3.21, Seller is in compliance in all material respects with the applicable provisions of the CRA and the fair lending laws and regulations.

Section 3.22         Undisclosed Liabilities.  The Branch Offices have no material liabilities except for (a) liabilities reflected or reserved against in the Records; (b) liabilities which have arisen in the Ordinary Course of Business and (c) Commitments made in the Ordinary Course of Business.

Section 3.23         Seller’s Official Checks.  Schedule 1.3(c) is a true and accurate schedule of Seller’s Official Checks, which schedule shall be updated no later than the third business day prior to the anticipated Closing Date and which schedule shall be further updated on the Adjustment Payment Date as of the Effective Time, and, in each case as updated, shall be true and accurate as of such date.

Section 3.24         Inter-Branch Transfer.  Schedule 3.24 is a true and accurate list of each of the Transferred Assets, Deposit Liabilities, and Safe Deposit Box Business subject to the Inter-Branch Transfer, which schedule shall be updated no later than the third business day prior to the anticipated Closing Date and which schedule shall be further updated on the Adjustment Payment Date as of the Effective Time, and, in each case as updated, shall be true and accurate as of such date.

Section 3.25         Representations and Warranties.  No representation or warranty by Seller contained in this Agreement, nor in any written statement, exhibit or schedule furnished to Purchaser by Seller under and pursuant to, or in anticipation of or in connection with, this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements and information contained herein or therein, in light of the circumstances under which it was or will be made, not misleading.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 4.1            Organization.  Purchaser is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, with the corporate power and authority to own, lease and operate its properties, to engage in the banking business and all other businesses and activities now conducted by it and to own and/or operate the Transferred Assets, hold the Deposit Liabilities and make the Loans.  Purchaser has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 4.2            Authorization.  The execution and delivery of this Agreement and each of the documents and instruments contemplated hereby and the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action on the part of Purchaser, including approval of this Agreement and the transaction contemplated hereby by the Board of Directors of Purchaser.  No further actions or corporate proceedings on the part of Purchaser are necessary for Purchaser to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  This Agreement constitutes, and such documents and instruments executed and delivered to Seller in connection herewith will constitute, a legal, valid and binding obligation of Purchaser, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

Section 4.3            Non-Contravention.  Assuming receipt of the regulatory approvals referenced in Section 5.5, the execution and delivery of this Agreement does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, default or event of default under (a) any provision of the Articles of Association or Bylaws of Purchaser, (b) except for matters that would not have a Material Adverse Effect, any agreement, document or instrument to which it is a party or by which its assets are bound, or (c) except for matters that would not have a Material Adverse Effect, any law, Order or Permit applicable by its terms specifically to Purchaser or its assets.

Section 4.4            Consents to Transaction.  Except as set forth on Schedule 4.4, no consent, waiver, approval, authorization, Order or Permit of, or declaration or filing with, or notification to, any Person is required in connection with the execution and delivery by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.5            Proceedings or Litigation.  There are no actions, suits, or Proceedings pending or, to the Knowledge of Purchaser, threatened, which question the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby or that could, individually or in the aggregate, reasonably be expected to materially impair the ability of Purchaser to perform on a timely basis its obligations under this Agreement.

Section 4.6            Regulatory Matters.  Purchaser is in compliance with all applicable capital standards and has no reason to believe that it cannot obtain the regulatory approvals needed by it in order to consummate the transactions contemplated hereby without undue delay.  As of the date of this Agreement, there is no pending or, to Purchaser’s Knowledge, threatened Proceeding against Purchaser that would affect Purchaser’s ability to obtain the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement.

Section 4.7            No Brokers or Agents.  Purchaser has not retained or otherwise engaged any broker, finder or other person or agent or agreed to pay any fee or commission to any agent,

broker or other person for or on account of this Agreement or the transactions contemplated hereby, other than fees to its attorneys and accountants.

Section 4.8            Representations and Warranties.  No representation or warranty by Purchaser contained in this Agreement, nor in any written statement, exhibit or schedule furnished to Seller by Purchaser under and pursuant to, or in anticipation of or in connection with, this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements and information contained herein or therein, in light of the circumstances under which it was or will be made, not misleading.

ARTICLE V.
PRE-CLOSING COVENANTS

The parties agree as follows with respect to the period from and after the execution of this Agreement through the Closing Date:

Section 5.1            Operation of Business.

(a)           From the date of this Agreement through the Closing Date, Seller shall use commercially reasonable efforts to preserve the business operations, including to maintain the level of customer accounts, of the Branch Offices existing on the date hereof, to preserve the goodwill of its customers and others doing business at the Branch Offices and to cooperate with and assist Purchaser in assuring the orderly transition of such business from Seller to Purchaser pursuant to this Agreement.

(b)           From the date of this Agreement through the Closing Date, Seller will not, and will not cause or allow the Branch Offices to, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without the consent of Purchaser, including, without limitation, the following:

(1)           take any action which would or would reasonably be expected to have a Material Adverse Effect with respect to the Branch Offices, the Transferred Assets or Assumed Liabilities or Seller’s ability to consummate the transactions contemplated by this Agreement;

(2)           except in the Ordinary Course of Business, (i) sell, transfer, lease, pledge, mortgage, or otherwise encumber or agree to sell, transfer, lease, pledge, mortgage or otherwise encumber, any of the Transferred Assets or the Assumed Liabilities or rights with respect thereto, or (ii) cancel, waive, compromise or agree to cancel, waive or compromise any debts, claims or rights with respect to the Transferred Assets or Assumed Liabilities;

(3)           make or permit any amendment, termination, lapse of, or waiver or consent to, any Assumed Contract, lease, agreement, consent, license or Permit with respect to the Branch Offices;

(4)           make any change in any method of management or operation of the Branch Offices not in the Ordinary Course of Business or any accounting change, except as may be required by GAAP or generally applicable regulatory requirements;

(5)           except as contained in Schedule 3.18, grant any increase in the compensation of its Employees (including any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), except for periodic increases in the Ordinary Course of Business made pursuant to established compensation policies applied on a basis consistent with that of the prior year, other than increases and payments necessary, in the employer’s reasonable discretion, to maintain and preserve the operation of the Branch Offices;

(6)           except for the Inter-Bank Transfer, cause the Branch Offices to transfer to Seller’s other operations any deposits other than deposits securing any loans, except in the Ordinary Course of Business at the unsolicited request of depositors, or cause any of Seller’s other operations or customers to transfer to the Branch Offices any deposits or loans, except in the Ordinary Course of Business at the unsolicited request of depositors or loan customers, as applicable;

(7)           make any change to its customary policies for setting rates on deposits offered at the Branch Offices, including any increase in interest rates paid unless (and only to the extent that) Seller has effected such a rate increase in its other branch offices and such changes generally do not exceed the generally prevailing rates for similar deposits at similarly situated financial institutions in the respective market areas served by the Branch Offices and which further do not exceed interest rates allowed to be paid by depository institutions which are deemed undercapitalized pursuant to 12 C.F.R.§337.6;

(8)           enter into any other transaction or conduct its affairs, in either case related to the Transferred Assets or Assumed Liabilities, other than in the Ordinary Course of Business and consistent with prudent banking practices except as contemplated by this Agreement; or

(9)           commit to or enter into any understanding, arrangement or agreement (written or unwritten) to do any of the foregoing.

(c)           From the date of this Agreement through the Closing Date, Seller shall not fail to follow Seller’s normal and customary practices and procedures regarding loan pricing, loan risk rating, underwriting and recognition of charge-offs in a manner consistent with past practice.

Section 5.2            Notice of Potential Material Adverse Effect.  Seller will give prompt written notice to Purchaser of any fact or circumstance which would result in a Material Adverse Effect, or cause a breach or threatened breach of any of the representations and warranties in ARTICLE III above.  Purchaser will give prompt written notice to Seller of any fact or circumstance which would or would be reasonably expected to result in a Material Adverse Effect or cause a breach or threatened breach of any of the representations and warranties in ARTICLE IV above.

Section 5.3            Public Announcements.  Seller and Purchaser will consult with each other as to the form and substance of any press release or other public disclosure materially related to the transactions contemplated hereby; provided, that no party is prohibited from making any disclosure which its counsel deems necessary or advisable in order to satisfy any requirements of applicable law, in which case the party making such public announcement or disclosure shall give written notice to the other party promptly after the disclosing party is notified of the disclosure requirement.  Neither party will be required to seek the other party’s approval of any public notice required for any required regulatory filing.

Section 5.4            Exclusivity.

(a)           During the term of this Agreement, neither Seller nor any of its Affiliates shall, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of their respective Affiliates to initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in Section 10.6 hereof), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and Seller shall notify Purchaser orally (within one business day) and in writing (as promptly as practicable), in reasonable detail, as to any inquiries and proposals which it or any of its Affiliates or any of their respective representatives or agents may receive; provided, however, that (i) Seller and its Affiliates may furnish or cause to be furnished confidential and non-public information concerning Seller and its businesses, properties or assets to a third party (subject to execution by such third party of a confidentiality agreement containing confidentiality provisions substantially similar to those of the letter agreement entered into between FBR Capital Markets & Co., as Seller’s agent, and Purchaser dated March 7, 2011), (ii) following the execution of such a confidentiality agreement, Seller may engage in discussions or negotiations with a third party executing such an agreement, (iii) following receipt of an Acquisition Proposal, Seller may take and disclose to its shareholders a position with respect to such Acquisition Proposal, including, if such Acquisition Proposal is a tender offer, Seller’s Board of Directors may take and disclose to its shareholders a position contemplated by Rule 14e-2 under the Securities Exchange Act of 1934, and/or (iv) following receipt of an Acquisition Proposal, Seller’s Board of Directors may withdraw or modify its recommendation to shareholders, but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that Seller’s Board of Directors shall conclude in good faith (on the basis of advice from outside counsel) that such action is required in order for Seller’s Board of Directors to satisfy their respective fiduciary obligations under applicable law; provided, further, that Seller’s Board of Directors shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after reasonable notice to and consultation with Purchaser with respect to such action and that Seller’s Board of Directors shall continue to consult with Purchaser after taking such action and, in addition, if Seller’s Board of Directors receives an Acquisition Proposal or any request for confidential and non-public information or for access to the properties, books or records of Seller for the purpose of making, or in connection with, an Acquisition Proposal, then Seller shall promptly inform Purchaser as provided above of the terms and conditions of such proposal or request and the identity of the person making it.  Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any Acquisition Proposal.

(b)           Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of Section 5.4(a) by any employee, officer or director or authorized employee, agent or representative of Seller or any of its Affiliates (including, without limitation, any investment banker, financial advisor, attorney or accountant or other representative retained by Seller or any of its Affiliates) or otherwise shall be deemed to be a breach of Section 5.4 by Seller.

Section 5.5            Regulatory Matters and Approvals.  Each of the parties will cooperate and use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary authorizations of Governmental Authorities.  Purchaser and Seller shall file all requisite applications as applicable to each of Purchaser and Seller with the applicable Governmental Authorities no later than twenty-one (21) calendar days after the date of this Agreement; provided, that Seller has supplied to Purchaser all necessary Seller information required for such applications and Purchaser has supplied to Seller all necessary Purchaser information required for such applications.  The parties shall provide each party with a copy of each such application (excluding confidential sections thereof) not less than three (3) days prior to the date on which such application is to be filed.  Each party shall respond (and shall assist each other in responding) to all requests for information from a Governmental Authority in a timely manner and shall use their respective commercially reasonable efforts to respond to any request within three (3) business days. Each of the parties will (i) permit the other to review in advance, and, to the extent practicable, will consult with the other party on all characterizations of, the information relating to such other party which appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the transactions contemplated by this Agreement; and (ii) consult with the other with respect to obtaining all authorizations of Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and will keep the other party apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.  Each of the parties will promptly furnish the other party with copies of all formal written communications received by it, from, or delivered to, any Governmental Authority in connection with or material to the transactions contemplated by this Agreement, except for any confidential portions thereof.

Section 5.6            Employment.

(a)           Seller and Purchaser shall cooperate in order to allow Purchaser to interview persons employed by Seller at the Branch Offices and the operational employees that support the retail banking activities of Seller  as of the date of this Agreement, each of whom has been identified on Schedule 5.6(a) hereto (“Employees”) at a location and at a time during regular business hours reasonably convenient to Purchaser and Seller, and Seller shall excuse such Employees from their duties for such interviews, so long as such interviews do not unduly interfere with the operations of the Branch Offices.  Purchaser shall provide prior notice to Seller of contacts with Employees and scheduling of any such interviews and such interviews shall be scheduled for completion not later than thirty (30) calendar days after the date of this Agreement.  Purchaser may offer at-will employment to such Employees as Purchaser determines in its sole, absolute and unfettered discretion (the “Selected Employees”).  Seller shall retain liability and responsibility for each individual Employee until such individual Employee becomes an employee of the Purchaser following Closing Date, or, if earlier, until such Employee’s employment is terminated by the Seller.  Purchaser shall have no obligation to create new benefit plans or programs that would be comparable to any of Seller’s existing benefit plans.  Prior to the Closing Date, Seller shall pay Transferred Employees (as defined in Section 5.6(b)) for all accrued but unpaid paid time-off or vacation time or floating holidays as applicable, earned prior to the Closing Date.  Seller agrees that Purchaser will not be bound to the terms of any employment, management, consulting, reimbursement, retirement, early retirement or similar agreement, contract, arrangement, or policy relating to any Employee’s employment with Seller, whether active on the Closing Date or in discussion or negotiation, with any Employee or group of Employees.

(b)           Seller will retain all liabilities and assume all obligations with regard to all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, deferred compensation plans, early retirement plans, bonus or incentive programs, severance pay plans or programs, or any similar plans, programs or obligations sponsored by Seller or its Affiliates.  Purchaser shall have no liabilities (including severance or other benefit payments), responsibilities or rights with respect to any Employee who does not become an employee of Purchaser.  All eligible Employee welfare benefit claims relating to Selected Employees who become employees of Purchaser as of the Effective Time (“Transferred Employees)” incurred prior to the Effective Time, whether or not reported as of the Effective Time, will be the obligation of Seller and Seller’s benefit plans and will not be the obligation of Purchaser.  Except as specifically provided in subsection (c) below, benefits under Purchaser’s Employee Pension Benefit Plans and Welfare Benefit Plans, if any, for Transferred Employees shall be determined solely with reference to service with Purchaser.  All eligible Employee welfare benefit claims relating to Transferred Employees incurred after the Effective Time under a Purchaser benefit plan will be the obligation of Purchaser and Purchaser’s benefit plans and will not be the obligation of Seller.  For purposes of this Agreement, the following claims shall be deemed to be incurred as follows:  (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or date of accident giving rise to such benefits, (ii) health, vision, dental and/or prescription drug benefits, on the date that such services, materials or supplies were provided, and (iii) long-term disability benefits, on the commencement of the disability, as determined under the terms of the applicable plan or arrangements.

(c)           Seller shall be responsible for any severance benefits, if any, for any Employee whose employment is terminated prior to the Effective Time.  The Transferred Employees shall receive credit for all periods of employment and/or service with Seller and its Affiliates prior to the Closing Date for purposes of eligibility, participation and vesting under all employee benefit plans, programs and arrangements under which they are covered as employees of Purchaser to the extent such service is recorded in Seller’s or its Affiliates books and records as of the Closing Date.  Purchaser shall cause Purchaser’s Employee Welfare Benefit Plans covering Transferred Employees after the Closing Date to recognize any out-of-pocket medical and dental expenses incurred by each of the Transferred Employees and their eligible dependents prior to the Closing Date and during the calendar year in which the Closing Date occurs for purposes of determining copayments, deductibles and out-of-pocket maximums under Purchaser’s Employee Welfare Benefit Plans.  Except to the extent that such waiver is prohibited by applicable law or not permitted by the carriers providing Purchaser’s insurance, Purchaser shall cause Purchaser’s Employee Welfare Benefit Plans to waive all preexisting condition exclusions with respect to the Transferred Employees and their eligible dependents who have satisfied comparable eligibility requirements under Seller’s comparable plans.

(d)           Seller shall be responsible for providing any notice required pursuant to the United States Federal Worker Adjustment and Retraining Notification Act of 1988, any successor United States law, and any other applicable plant closing notification law (collectively, “WARN”) with respect to a layoff or plant closing relating to the Branch Offices that occurs prior to or on the Closing Date.

(e)           Seller shall be responsible for the filing of Forms W-2 with the IRS and any required filing with state Governmental Authorities, with respect to wages and benefits paid to any Employee including, but not limited to, each Transferred Employee for periods ending on or prior to the Closing Date.

(f)            No provision of this Section 5.6, whether express or implied, shall create any third-party beneficiary rights in any Employee (including any beneficiary or dependent of such Employee).  Nothing contained herein shall prevent Purchaser from terminating the employment of any Transferred Employee or amending or terminating the terms of any particular benefit plan maintained by Purchaser.

Section 5.7            Conveyance of Loans.  On the Closing Date, title to the Loans shall be transferred from Seller to Purchaser by a Bill of Sale, together with an assignment of notes and liens for real estate secured loans.  Seller shall provide Purchaser with a Limited Power of Attorney, in the form of Exhibit 9, to effectuate the assignment of the Loans.  Seller will also endorse or execute an allonge (which shall be prepared by Purchaser) with respect to each note to Purchaser, “without recourse or warranty except as otherwise specifically provided in the Purchase & Assumption Agreement.”  Seller will cooperate with Purchaser and shall execute any other assignment documents that Purchaser may reasonably request that are acceptable for filing in accordance with any applicable law.  Preparation of such additional documents shall be Purchaser’s responsibility and at Purchaser’s expense; all recording fees and expenses related to the recordation of the assignments shall be the responsibility of Purchaser.

Section 5.8            Availability of Records.  Seller shall make available to Purchaser the Records and shall assist Purchaser with any reasonable requests that Purchaser may have to facilitate Purchaser’s conversion of the customer records by the Closing Date.

Section 5.9            Maintenance of Properties.  From the date of this Agreement and until the Effective Time, Seller will maintain the Branch Offices in their current condition, ordinary wear and tear excepted and Seller shall not amend or modify any Leases except as contemplated by this Agreement without Purchaser’s prior written consent.

Section 5.10         Insurance.  Seller shall maintain in effect until the Effective Time all casualty and public liability policies existing as of the date hereof and relating to the Owned Real Property and the Leased Real Property and the activities conducted thereon that are maintained by Seller on the date hereof, or procure comparable replacement policies and maintain such replacement policies in effect until the Effective Time.

Section 5.11         Cooperation.

(a)           Purchaser and Seller agree to use their commercially reasonable efforts to satisfy or cause to be satisfied as soon as practicable their respective obligations hereunder and the conditions precedent to the Closing.  Each party hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

(b)           From the date of this Agreement until the Effective Time, Seller will use commercially reasonable efforts to cooperate with and assist Purchaser in planning a conversion to transition the business of the Branch Offices from Seller to Purchaser. Purchaser shall pay its own costs and Seller’s third-party costs relating to such conversion.  Seller agrees to provide Purchaser up to three complete sets of data files/conversion tapes prior to the final set of data files/conversion tapes for the purposes of implementing the conversion as of the Closing Date.  Further, Seller agrees that it will not modify the record layouts provided in such data files/conversion tapes prior to the Closing Date unless otherwise requested by Purchaser’s or Seller’s servicer(s).

Section 5.12         Landlord Consents.

(a)           Seller shall use commercially reasonable efforts to obtain the Landlord Estoppels for the Kingwood Dr. Branch and the Eagle Springs Branch and all required landlord consents to transfer Seller’s rights as lessee to the Leased Real Property to Purchaser.

(b)           In the event that Seller is unable to obtain any required landlord consent for the transfer to Purchaser of Seller’s rights as lessee to the Leased Real Property under a Lease and the parties are unable to reach a mutually satisfactory alternative arrangement or if Seller is unable to obtain assurances from the landlord under the Kingwood Dr. Branch Lease in form and substance satisfactory to Purchaser that Purchaser’s occupation of the Kingwood Dr. Branch premises shall not be disturbed by the landlord under such Lease for 180 days following the Effective Time, then Purchaser may in its discretion elect not to assume the applicable Lease by providing written notice of such election to the Seller.  If Purchaser elects not to assume the applicable Lease pursuant to this Section 5.12, Purchaser will still be required, subject to the receipt of all required regulatory approvals, to purchase all of the Transferred Assets (other than Personal Property and Assumed Contracts related to that Branch Office (the “Excluded Property”)) and to assume all of the Deposit Liabilities.  In the event Purchaser elects not to assume the Lease, the Termination Date (as defined in Section 8.1(a)) hereof shall be automatically without action by either party extended by 120 calendar days unless otherwise agreed in writing.

Section 5.13         Third Party Consents.  Seller shall use its commercially reasonable efforts to obtain from the parties to any Assumed Contract (other than the Leases) any consents to the assignment required under the terms of such Assumed Contract in connection with the consummation of the transactions contemplated hereby.

Section 5.14         Insurance Proceeds and Casualty Payments.  In the event of any damage, or destruction affecting the Transferred Assets between the date hereof and the Effective Time, Seller shall deliver to Purchaser notice of such damage or destruction and, at Seller’s election, shall either fix or repair such damage or destruction or pay to Purchaser the insurance proceeds received by Seller as a result thereof, plus a credit to Purchaser at Closing in an amount equal to any deductible.

Section 5.15         Environmental Reports and Investigations.

(a)           Within fifteen (15) calendar days of the date of this Agreement, in addition to Purchaser’s inspection rights under Section 3.7 hereof, Purchaser and its advisors and agents may, at Purchaser’s sole risk and expense, inspect the Real Property and conduct a Phase I Environmental Assessment.  If the Phase I Environmental Assessment with respect to the Owned Real Property contains a recommendation that additional investigation should be undertaken with respect to certain environmental or health and safety conditions at the Owned Real Property, then Purchaser and its advisors and agents may conduct Phase II Environmental Assessments of the Owned Real Property at its sole expense with respect to conditions about which the Phase I Environmental Assessment recommends additional investigation, provided that such Phase II Environmental Assessment shall be conducted within forty-five (45) calendar days of the date of this Agreement.

(b)           If, on or prior to August 15, 2011, Purchaser notifies Seller in writing that a Phase I Environmental Assessment or a Phase II Environmental Assessment obtained pursuant to Section 5.15(a) states that a condition at the Branch Office, Leased Real Property or Owned Real Property may require remediation under Environmental Laws or would be remediated by a reasonable person, or, in addition, in the case of Leased Real Property a Phase I Environmental Assessment for such Leased Real Property recommends a Phase II Environmental Assessment be performed and a Phase II Environmental Assessment would be sought by a reasonable person, taking into account the facility’s intended uses and occupancy, potential health risks, and potential liability exposure, such condition or recommendation shall be deemed a “Remediation Condition.”  Seller may, at its election (i) fully remediate the Remediation Conditions at its own expense in a reasonably prompt manner to concentration levels in soil and groundwater that do not exceed the Tier 1 protective concentration levels for commercial/industrial uses pursuant to the Texas Risk Reduction Program, 30 T.A.C. Chapter 350 or (ii) advise Purchaser that it will not remediate the Remediation Conditions.  Seller shall advise Purchaser in writing of its decision within five (5) calendar days after the Purchaser gives Seller notice of Remediation Conditions.

(c)           If Seller elects to remediate the Remediation Conditions, Seller will complete the full remediation of the Remediation Conditions in accordance with applicable Environmental Laws to Purchaser’s reasonable satisfaction and provide Purchaser with evidence of such completion as described above prior to the Closing Date.  If Seller elects not to remediate the Remediation Conditions and so advises Purchaser in writing or if Seller advises Purchaser in writing that it was unable to remediate the Remediation Condition in accordance with Section

5.15(b) or if Purchaser is not reasonably satisfied with Seller’s efforts to remediate the Remediation Conditions, then Purchaser may in its discretion (i) elect to terminate this Agreement or (ii) to elect not to assume the Lease for the Branch Office or not to acquire the Owned Real Property by providing written notice of such election to the Seller within five (5) calendar days after Seller advises Purchaser that it will not remediate the Remediation Conditions, Purchaser advises Seller that Purchaser is not reasonably satisfied with Seller’s efforts to remediate the Remediation Conditions or Seller provides notice to Purchaser that it failed to remediate the Remediation Condition in accordance with Section 5.15(b).  If Purchaser elects not to terminate this Agreement and instead elects not to assume the Lease pursuant to the applicable Lease or acquire the Owned Real Property pursuant to this Section 5.15, Purchaser will still be required, subject to all required regulatory approvals, to purchase all of the Transferred Assets (other than the Excluded Property) and to assume all of the Deposit Liabilities.  In the event Purchaser elects not to assume the Lease or to acquire the Owned Real Property, the Termination Date shall be automatically without action by either party extended by 120 calendar days unless otherwise agreed in writing.

(d)           Purchaser agrees to notify Seller within a reasonable time in advance of any examinations that may be scheduled pursuant to this Section 5.15 and to permit Seller and its contractors, consultants, agents and representatives to be present during such examinations.  Seller agrees to provide Purchaser, during normal business hours, with such access to the properties, facilities, and relevant personnel as reasonably necessary to conduct such examinations and to take all commercially reasonable efforts to secure sufficient access to the Owned Real Property and the Leased Real Property.  Purchaser and its contractors, consultants, agents and representatives shall not unreasonably disturb or interfere with the business activities or operations of the Branch Office nor will Purchaser’s contractors harm or damage the interior finishes or surfaces of any real property improvements or personalty except to the minimum extent necessary in connection with the testing otherwise authorized hereunder.  Purchaser shall reasonably (i) restore all Real Property to substantially the same condition as before Purchaser’s examinations at Purchaser’s sole expense, and (ii) defend and indemnify Seller from and against all claims (including, without limitation, any claim for a mechanic’s lien or materialman’s lien), costs, losses, and damages incurred by Seller to the extent such claims, costs, losses and damages result from or arise out of any examinations carried on by Purchaser or by Purchaser’s consultants or authorized representatives pursuant to this Section 5.15.  The provisions of this Section 5.15(d) shall survive the Closing or termination of this Agreement.

(e)           For the purpose of this Section 5.15, “Phase I Environmental Assessment” means an environmental assessment that is consistent with ASTM 1527 05 and that may include, at Purchaser’s election, an assessment of the presence, amount, physical condition and location of asbestos-containing materials, lead-based paint and toxic mold.  For the purpose of this Section 5.15, “Phase II Environmental Assessment” means an intensified environmental assessment designed to further define previously identified conditions, circumstances or risks and that may include physical sampling, testing and analysis of paint, building materials or any environmental condition or medium (including air, indoor air, surface water, groundwater, soil, and subsurface strata).  Any Phase I Assessment or Phase II Assessment undertaken pursuant to this Section 5.15 shall be conducted by one of the independent environmental professionals set forth on Schedule 5.15 hereto.

Section 5.16         Indebtedness and Collateral Obligations.  Except for Permitted Liens, Seller shall not incur, or permit to be incurred, any indebtedness secured by any of the Transferred Assets or otherwise encumber, or permit to be encumbered, any of the Transferred Assets and shall not enter into or assume any material contract or obligation affecting the Transferred Assets and Assumed Liabilities without first obtaining Purchaser’s written consent.

Section 5.17         Loan Management.

(a)           Schedule 1.1(e) contains a list of loans and unfunded commitments of Seller that Purchaser has agreed to purchase; provided, however, that, at anytime prior to the Closing Date, should any loan on Schedule 1.1(e) meet the definition of an Excluded Loan as defined in Section 1.2(c) (collectively, a “Removed Loan”), such Removed Loan shall be removed from Schedule 1.1(e) and shall be deemed an Excluded Loan and Seller shall retain the Removed Loan.  Under no circumstances shall Purchaser have any obligation to replace any Removed Loan removed from Schedule 1.1(e).

(b)           (i) Prior to the Closing Date, Seller shall not, without Purchaser’s written consent, renew, restructure or make any material modification to, or waiver of any material term of, any loan to a customer whose loan is listed on Schedule 1.1(e), except with respect to any advances made pursuant to the terms of loans and Commitments existing on the date of this Agreement.  Purchaser shall be deemed to have consented to a renewal or restructuring of a loan, or a modification or waiver of the terms of a loan, if it fails to notify Seller by written notice of its objection within three (3) business days after a written notice is received by the person designated by Purchaser for such notice requesting the authority to take any of such actions. Such person shall initially be the Purchaser Transition Manager (as defined in Section 6.1).

(ii) The parties agree that Purchaser may request but shall be under no obligation to acquire, loans originated after the date of this Agreement (“New Loans”) to be added to Schedule 1.1(e), but any New Loans made after the forty-fifth (45th) calendar day prior to the Closing Date, which Purchaser requests be transferred shall be subject to an agreement between the parties for the transfer of any such New Loan added at a mutually agreeable time after the Closing Date.  Seller will allow Purchaser reasonable opportunity to conduct customary due diligence in respect of each New Loan.  Seller will notify Purchaser in writing prior to committing to fund any New Loan.  Seller shall make its own independent evaluation and decision with respect to the terms of, and whether to fund or commit to fund, any such New Loan in its sole discretion.  Any such New Loan added to Schedule 1.1(e) shall be deemed a Loan for purposes of this Agreement.

Section 5.18         Owned Real Property.

(a)           Within five (5) business days of the date of this Agreement, Seller will provide Purchaser with the surveys in Seller’s possession or control that Seller has previously obtained for each parcel of the Owned Real Property and if any survey is dated earlier than six months from the date of delivery, Purchaser may obtain its own survey (each a “Survey”) and the time to object thereto shall begin to run when such new Survey is received by Purchaser. Within ten (10) business days of receipt of each Survey, Purchaser shall notify Seller of any defects disclosed in the Survey, that in Purchaser’s reasonable judgment will interfere with its use of the Owned Real

Property (each, a “Defect”). If such a Defect exists, Seller shall take commercially reasonable efforts to cure such Defect; provided, however, if such Defect cannot be cured prior to the Closing Date, the parties agree that the Purchaser may elect to exclude the parcel of the Owned Real Property from the Branch Offices to be acquired and the parties will decrease the Acquisition Value accordingly by the book value of such parcel of Owned Real Property.  It is further provided that if any Title Commitment, as defined below, discloses any defect in title or any encumbrance or other issue which would normally be shown on a survey but is not reflected on the Surveys, Purchaser shall be entitled, at its sole cost, to obtain its own survey to reflect such encumbrances and Purchaser shall have ten (10) business days after receipt of such Purchaser obtained survey in final form in order to notify Seller of Defects, after which such notice, the terms of this paragraph shall otherwise be applicable.

(b)           Seller, at its sole expense, shall obtain not later than thirty (30) business days after the date hereof, with respect to the Owned Real Property, commitments for issuance of Title Insurance (“Title Commitment”) dated subsequent to the date of this Agreement but prior to the Closing Date in an amount not less than the book value of the Owned Real Property, issued by a title company authorized to do business in the State of Texas and acceptable to Purchaser (the “Title Company”).

(c)           Within ten (10) business days after receipt by Purchaser of each Title Commitment, Purchaser shall be entitled to give Seller written notice of any defect disclosed in such Title Commitment that in Purchaser’s reasonable judgment will interfere with its intended use of the Owned Real Property, except (i) the standard pre-printed exceptions identified on the Title Commitment (provided, however, that Seller shall provide to the Title Company a standard title/seller’s affidavit and such other information as reasonably requested by the Title Company to remove the pre-printed exceptions), and (ii) unpaid real estate taxes not yet due and payable.  Seller shall, within ten (10) business days of such notice, notify Purchaser as to whether Seller shall cure or remove any defect.  If Seller provides notice to Purchaser that Seller elects not to cure or remove any such defect, then Seller and Purchaser shall attempt to renegotiate the terms and conditions of the Purchase Price with respect to the amount allocable to that Owned Real Property.  In the event Seller and Purchaser are unable to renegotiate such terms and conditions within fifteen (15) business days following Purchaser’s receipt of Seller’s notice that Seller shall not cure or remove such defect, Purchaser may elect to proceed with the Closing without such defects being cured or to exclude the applicable the particular parcel of Owned Real Property from the Branch Offices to be acquired and the Acquisition Value shall be reduced accordingly by the book value of such parcel of Owned Real Property.  In the event Purchaser elects to exclude the Owned Real Property, then the Termination Date shall be automatically, without action by any party, extended by 120 days unless otherwise agreed in writing.

(d)           At Closing, Seller shall cause the title company to issue to Purchaser, a policy of owner’s title insurance in an amount not less than, and otherwise consistent with the terms of, the Title Commitment as modified pursuant to this Section 5.18, subject to Permitted Liens, and with those endorsements requested by Purchaser. Seller shall pay the premium for the policy of owner’s title insurance, and Purchaser shall bear the cost of any endorsement(s) requested by Purchaser.

Section 5.19         Condemnation.  If prior to the Closing Date all or any portion of the Owned Real Property or Leased Real Property is taken or is made subject to eminent domain or other governmental acquisition proceedings, then Seller shall promptly notify Purchaser thereof, Purchaser may elect to proceed with the Closing and acquire the applicable parcel or to assume the applicable Lease for the Leased Real Property and elect to receive any payment to be received with respect to any condemnation; Purchaser may elect to proceed with the Closing and acquire the applicable parcel and renegotiate the book value for such owned parcel with Seller, or Purchaser may elect to exclude the applicable the parcel of Owned Real Property or not assume the Lease for the Leased Real Property from the Branch Offices to be acquired and the Acquisition Value shall be reduced accordingly.  In the event Purchaser elects to exclude the Owned Real Property or to not assume the Lease for the Leased Real Property, then the Termination Date shall be automatically without action by any party extended by 120 days unless otherwise agreed in writing.

Section 5.20         MS Financial, Inc. Shareholder Meeting and Proxy Statement.  Prior to the mailing or delivery of any proxy statement or other communication to the shareholders of MS Financial, Inc. (“Parent”) that contains disclosures with respect to Purchaser or this Agreement, Seller shall cause Parent to permit Purchaser a reasonable opportunity to review and comment upon such proxy statement or other disclosures with respect to disclosures made concerning Purchaser and this Agreement and the transactions contemplated hereby and Seller shall cause the Parent not to unreasonably refuse to amend such proxy statement or other communication to incorporate any changes that Purchaser proposes.

ARTICLE VI.
TRANSITIONAL MATTERS AND POST-CLOSING COVENANTS

Section 6.1            General.  Seller and Purchaser agree during the period from the date hereof to the opening of business on the first (1st) business day following the Effective Time to (a) cooperate in good faith to facilitate an orderly transition of the Transferred Assets and Assumed Liabilities and associated services to Purchaser hereunder, (b) facilitate the provision of data processing and similar services and systems that support and facilitate the operations conducted through the Branch Offices, and (c) use their commercially reasonable efforts to cause third parties that provide data processing and similar services with respect to the Transferred Assets and Assumed Liabilities to continue to provide services during such period, and shall cooperate in managing the provision of such services.  In furtherance of the foregoing, each of Seller and Purchaser shall appoint a manager (in the case of Seller, the “Seller Transition Manager,” and, in the case of Purchaser, the “Purchaser Transition Manager”) who shall be the principal representative of Seller, in the case of the Seller Transition Manager, and the principal representative of Purchaser, in the case of the Purchaser Transition Manager, in dealings relating to the transition of the operations at the Branch Offices pursuant to this Agreement.  The Purchaser Transition Manager shall have authority on behalf of Purchaser, and the Seller Transition Manager shall have authority on behalf of Seller, to make decisions regarding, and to bind Purchaser and Seller (as the case may be) regarding (i) access to facilities, information, personnel, records, experts, documents and other matters relevant to the transition of banking services at the Branch Offices, (ii) the integration of data processing operations, including the provision of test data and sample conversion reports, the installation of computer equipment and cabling, the installation of other furniture and equipment and the installation of signage and other fixtures, (iii) notification of depositors, and approval of the form of notice, and of regulatory authorities, to the extent required, and (iv) other matters relating to the transition of operations at the Branch Offices.  Purchaser shall be entitled to rely upon the advice and actions of the Seller Transition Manager, and Seller shall be entitled to rely upon the advice and actions of the Purchaser Transition Manager.

The Seller Transition Manager shall initially be:

Curtis Maxey

Senior Vice President and Cashier

Chief Operations Officer

23970 US Hwy 59N

Kingwood, Texas  77339

(281) 348-2040

CMaxey@msbanktx.com

The Purchaser Transition Manager shall initially be:

Billye Smith

M&A Analyst

4000 Greenbriar

Houston, Texas  77098

(713) 275-8266

bsmith@greenbank.com

Section 6.2            Transition Planning.  Not later than five (5) business days after the signing of this Agreement, and regularly thereafter at the reasonable request of the Purchaser Transition Manager or the Seller Transition Manager, Seller representatives will meet with Purchaser representatives to investigate, confirm and agree upon the actions necessary to transition of the services and Records of the Branch Offices, including mutually acceptable transaction settlement procedures, specifications and files, procedures and schedules for the transfer of account record responsibility, procedures for notification of customers, employees and suppliers, procedures for conversion of data processing and check clearing systems, procedures for response to customer inquiries and procedures for any other matter necessary to facilitate the transition.  Purchaser Transition Manager will provide Seller Transition Manager with a transition report describing the progress Purchaser has made on the transition of the services and records of the Branch Offices and the conversion of the data processing with respect to the Assumed Liabilities and Transferred Assets, no less frequently than once every other week or upon the reasonable request of the Seller Transition Manager.

Section 6.3            Access.  After the date hereof and until the Effective Time, Seller shall afford to Purchaser and its officers, authorized agents and representatives, upon reasonable prior notice and subject to Seller’s normal security requirements, reasonable access to the personnel (including subject matter experts), properties, books, records, contracts, documents, files and other information at the Branch Offices to the extent relating to the Transferred Assets and

Assumed Liabilities; provided, however, that such access shall be at reasonable times and shall not unduly interfere with Seller’s normal business operations and affairs.

Section 6.4            Data Conversion.

(a)           The conversion of the data processing with respect to the Assumed Liabilities and Transferred Assets will be completed on the weekend immediately following the Effective Time.  Seller and Purchaser agree to cooperate to facilitate the orderly transfer of data processing information.  Seller shall make available, during the weekend of the data conversion, such of its personnel as is reasonably necessary to complete such data conversion.  Purchaser shall bear all of its costs and Seller’s third-party costs associated with such data conversion.

(b)           Seller and Purchaser shall cooperate to develop, by no later than July 8, 2011, the timetable for Purchaser to complete a conversion of data processing consistent with Section 6.4(a).  Seller or its service providers shall provide initial data definitions and layouts that will form the basis for not less than three (3) electronic data transfers by Seller to Purchaser.  At the request of Purchaser, the data transfers shall include all records of deposit balances and interest information relating to the Deposit Liabilities, all ATM debit card data relating to the Deposit Liabilities, and other records necessary for Purchaser to operate the Branch Offices commencing on the first (1st) business day after the Effective Time.  Seller acknowledges that Purchaser will need prompt and timely delivery of such information, and Purchaser acknowledges that it will be required to promptly and timely utilize such information, to properly map the electronic conversion of records and test such conversion prior to Closing, and to the extent that either Seller or Purchaser fails to meet such timetable, or any of the data delivery or testing steps contained therein, the Closing Date may be delayed.  Both Seller and Purchaser will use their commercially reasonable efforts to meet such timetable.

(c)           Seller agrees, at Purchaser’s cost and expense, to transfer to Purchaser, Seller’s routing number No. 113113237 for the Branch Offices and Deposit Liabilities acquired and to take all actions necessary to accomplish such transfer to be effective as of the Effective Time.  Seller agrees at its cost and expense to assign new account numbers to all deposits of the Branch offices not assumed by Purchaser pursuant to the terms of this Agreement and to furnish such depositors with checks on the forms of Seller, and to instruct such depositors to utilize Seller’s newly furnished checks, drafts and withdrawal order forms and cease using the checks, drafts, and withdrawal forms previously supplied by Seller that contain the routing numbers assigned to Purchaser pursuant to the terms of this Agreement.

Section 6.5            Customers.

(a)           Following publication of notice of Purchaser’s application for approval of its acquisition of the Transferred Assets and Assumed Liabilities and not later than thirty (30) calendar days prior to the Effective Time (unless earlier as required by law):

(1)           Seller will notify the holders of deposits to be transferred on the Effective Time that, subject to the terms and conditions of this Agreement, Purchaser will be assuming the Deposit Liabilities;

(2)           each of Seller and Purchaser shall provide, or join in providing where appropriate, all notices to customers of the Branch Offices and to other persons that Seller or Purchaser, as the case may be, is required to give under applicable law or under the terms of any other agreement between Seller and any customer in connection with the transactions contemplated hereby; and

(3)           following or concurrently with the notice referred to in clause (i) above, Purchaser may, with Seller’s prior written consent and in accordance with Section 6.5(b), communicate with and deliver information to depositors of the Branch Offices concerning the transaction pursuant to this Agreement and the business of Purchaser.

(b)           A party proposing to send or publish any notice or communication to Branch Office customers (other than monthly or periodic account statements and other customer communications occurring in the Ordinary Course of Business) shall furnish to the Purchaser Transition Manager or the Seller Transition Manager, as the case may be, a copy of the proposed form of such notice or communication at least five (5) calendar days in advance of the proposed date of the first mailing, posting or other dissemination thereof to customers, and shall not unreasonably refuse to amend such notice to incorporate any changes that the other such party proposes.  All costs and expenses of any notice or communication sent or published by Purchaser or Seller shall be the responsibility of the party sending such notice or communication and all costs and expenses of any joint notice or communication shall be shared equally by Seller and Purchaser.  As soon as reasonably practicable and in any event within forty-five (45) calendar days of the date hereof, Seller shall provide to Purchaser in electronic format the names and addresses of the depositors of the Deposit Liabilities in connection with the mailing of such materials, which report shall be current as of the date thereof.

(c)           Following the giving of any notice described in paragraph (a)(i) above, Purchaser and Seller shall deliver, at Purchaser’s cost, to each new deposit customer at the Branch Offices such notice or notices as may be reasonably necessary to notify such new customers of Purchaser’s pending assumption of the Deposit Liabilities and to comply with applicable law.

(d)           Notwithstanding the provisions of Section 1.2(a), neither Purchaser nor Seller shall object to the use, by depositors of the Deposit Liabilities, of payment orders issued to or ordered by such depositors on or prior to the Effective Time, which payment orders bear the name, or any logo, trademark, service mark or the proprietary mark of Seller or any of its Affiliates.

Section 6.6            Direct Deposits.  Seller will use its commercially reasonable efforts to transfer to Purchaser at the Effective Time all of those Automated Clearing House (“ACH”) and FedWire direct deposit arrangements related (by agreement or other standing arrangement) to the Deposit Liabilities.  In connection with the obligations under Section 6.1, Section 6.2 and Section 6.4, Purchaser and Seller shall cooperate in good faith (a) to determine the method and timing for remitting and settling, for a ninety (90) calendar day period following the Closing Date, ACH direct deposits and FedWire direct deposits relating to accounts constituting Deposit Liabilities, as well as such other matters relating thereto as may be necessary or advisable for purposes of assuring an orderly transition of ownership of the Deposit Liabilities to Purchaser hereunder and

(b) to determine the method and timing for remitting to Seller and settling, for a ninety (90) calendar day period following the Closing Date, ACH direct deposits and FedWire direct deposits relating to deposit accounts of Seller that are not Deposit Liabilities, but which transactions are nonetheless routed to Purchaser, as well as such other matters relating thereto as may be necessary or advisable for purposes of assuring the orderly processing of transactions routed to Purchaser that relate to deposit accounts of Seller that are not Deposit Liabilities.

Section 6.7            Direct Debits.  As soon as practicable after the notices provided in Section 6.5(a) have been given, following prior consultation with Seller, Purchaser will send appropriate notice, if any, to all customers having accounts constituting Deposit Liabilities, the terms of which provide for direct debit of such accounts by third parties, instructing such customers concerning the transfer of customer direct debit authorizations from Seller to Purchaser.  Such notice shall be in a form agreed to by the parties.  In connection with the obligations under Section 6.1, Section 6.2 and Section 6.4, Purchaser and Seller shall cooperate in good faith (a) to determine the method and timing for forwarding to Purchaser and settling, for a ninety (90) calendar day period following the Closing Date, all direct debits relating to accounts constituting Deposit Liabilities, as well as such other matters relating thereto as may be necessary or advisable for purposes of assuring an orderly transition of ownership of the Deposit Liabilities to Purchaser hereunder and (b) to determine the method and timing for forwarding to Seller and settling, for a ninety (90) calendar day period following the Closing Date, all direct debits relating to deposit accounts of Seller that are not Deposit Liabilities, but which transactions are nonetheless routed to Purchaser, as well as such other matters relating thereto as may be necessary or advisable for purposes of assuring the orderly processing of transactions routed to Purchaser that relate to deposit accounts of Seller that are not Deposit Liabilities.

Section 6.8            Escheat Deposits.  After the Effective Time, Purchaser shall be solely responsible for the proper reporting and transmission to the appropriate Governmental Authority of Deposit Liabilities and the Safe Deposit Business that become escheat deposits after the Effective Time to the extent required by applicable law.

Section 6.9            Retirement Accounts.  With respect to Deposit Liabilities in IRAs, Seller will use its commercially reasonable efforts and will cooperate with Purchaser in taking any action reasonably necessary to accomplish the appointment of Purchaser as successor custodian of all such Deposit Liabilities (except self-directed IRAs), including sending to the depositors thereof appropriate notices, cooperating with Purchaser in soliciting consents from such depositors and filing any appropriate applications with applicable governmental authorities.  If, notwithstanding the foregoing, as of the Closing Date, Purchaser shall be unable to obtain deposit liabilities in respect of an IRA, such deposit liabilities shall be excluded from Deposit Liabilities for purposes of this Agreement, including the provisions of Section 2.2.

Section 6.10         Interest Reporting and Withholding.

(a)           Seller will report to applicable taxing authorities and holders of Deposit Liabilities, with respect to the period from January 1 of the year in which the Closing occurs through the Effective Time, all interest (including dividends and other distributions with respect to money market accounts) credited to, withheld from and any early withdrawal penalties imposed upon the Deposit Liabilities.  Purchaser will report to the applicable taxing authorities and holders of Deposit Liabilities, with respect to all periods from the day after the Closing Date, all such interest credited to, withheld from and any early withdrawal penalties imposed upon the Deposit Liabilities.

(b)           Any amounts required by any taxing authorities to be withheld from any of the Deposit Liabilities through the Effective Time will be withheld by Seller in accordance with applicable law or appropriate notice from any taxing authority and will be remitted by Seller to the appropriate agency on or prior to the applicable due date.  Any such withholding required to be made subsequent to the Effective Time will be withheld by Purchaser in accordance with applicable law or appropriate notice from any taxing authority and will be remitted by Purchaser to the appropriate agency on or prior to the applicable due date.

(c)           Within five (5) calendar days after the date hereof, Seller shall provide Purchaser in an electronic format a file setting forth (i) the names, addresses, account numbers and federal tax identification numbers of each holder of Deposit Liabilities for which Seller has received a certification of such holder’s tax identification number and (ii) the names, addresses and account numbers of each holder of Deposit Liabilities which is subject to back-up withholding.

(d)           Within five (5) calendar days after the Closing Date, Seller shall deliver or make available to Purchaser all original forms, records and documents in its possession (or copies thereof if originals are not in Seller’s possession) regarding tax identification number certification and back-up holding requests, including, without limitation, all Forms W-8 and Forms W-9 related to the Deposit Liabilities, provided that Seller shall be entitled to retain a copy of all such forms, records and documents for its files.

(e)           Seller shall be responsible for delivering to payees all IRS notices with respect to information reporting and tax identification numbers required to be delivered through the Effective Time with respect to the Deposit Liabilities, and Purchaser shall be responsible for delivering to payees all such notices required to be delivered following the Effective Time with respect to the Deposit Liabilities.

Section 6.11         Negotiable Instruments.  Seller will remove any supply of Seller’s money orders, official checks, gift checks, travelers’ checks or any other negotiable instruments located at the Branch Offices on or before the Closing Date that contains a routing number different than the routing number transferred to Purchaser pursuant to the terms of this Agreement and Seller shall destroy any supply of Seller’s money orders, official checks, gift checks, travelers’ checks or any other negotiable instruments containing the routing number being transferred to Purchaser hereunder on or before the Closing Date.

Section 6.12         ATM Access/Debit Cards; POS Cards.  Seller will provide Purchaser with a list of ATM access/debit cards and Point-of-Sale (“POS”) cards issued by Seller to depositors of any Deposit Liabilities, and a record thereof in a format reasonably agreed to by the parties containing all addresses therefor and all related information required to support an automated conversion, as soon as practicable and in no event later than forty-five (45) calendar days after execution of this Agreement.  At or promptly after the Closing, Seller will provide Purchaser with a revised record through the Closing.  In instances where a depositor of a Deposit Liability made an assertion of error regarding an account pursuant to the Electronic Funds Transfer Act and Federal Reserve Board Regulation E, and Seller, prior to the Closing, recredited the disputed amount to the relevant account during the conduct of the error investigation, Purchaser agrees to comply with a written request from Seller to debit such account in a stated amount and remit such amount to Seller, to the extent of the balance of funds available in the accounts.  Subject to ARTICLE IX hereof, Seller agrees to indemnify Purchaser for any claims or Losses that Purchaser may incur as a result of complying with such request from Seller.  At or promptly after Closing, Seller will transfer to Purchaser all active BINs and provide to Purchaser all available data relating to ATM access/debit cards and POS Cards in standard deconversion files.  Purchaser and Seller agree to settle any and all ATM transactions and POS transactions effected on or before the Effective Time, but processed after the Effective Time, as soon as practicable.  Seller shall destroy any unused card stock.

Section 6.13         Handling of Certain Items.

(a)           During the ninety (90) calendar-day period after the Closing Date, (i) Seller shall forward to Purchaser as soon as practicable but in no event more than five (5) business days after receipt all drafts in respect of a transaction account, money market deposit account or any other account upon which third-party drafts may be drawn by the depositor presented to Seller for payment that are drawn on accounts constituting Deposit Liabilities and (ii) Purchaser shall forward to Seller as soon as practicable but in no event more than five (5) business days after receipt all drafts in respect of a transaction account, money market deposit account or any other account upon which third-party drafts may be drawn by the depositor presented to Purchaser for payment that are drawn on deposit accounts of Seller that are not Deposit Liabilities, but which items are nonetheless routed to Purchaser.  Seller shall have no obligation to pay any drafts that it forwards pursuant to this Section 6.13.  Upon the expiration of such ninety (90) calendar-day period, Seller shall cease forwarding drafts against transaction accounts, money market deposit accounts or any other account upon which third-party drafts may be drawn by the depositor.  Purchaser shall have no obligation to pay any drafts that it forwards pursuant to this Section 6.13.  Upon the expiration of such ninety (90) calendar-day period, Purchaser shall cease forwarding drafts against transaction accounts, money market deposit accounts or any other account upon which third party drafts may be drawn by the depositor.

(b)           Any items that were credited for deposit to or cashed against a Deposit Liability prior to the Effective Time and are returned unpaid on or within sixty (60) calendar days after the Closing Date (“Returned Items”) will be handled as set forth herein.  Except as set forth below, Returned Items shall be the responsibility of Seller.  If upon Purchaser’s receipt of such Returned Item there are sufficient funds in the account to which such Returned Item was credited, or any other account transferred at the Closing standing in the name of the party liable for such Returned Item, Purchaser will debit any or all of such accounts an amount equal in the aggregate to the Returned Item, and shall repay that amount to Seller.  If there are not sufficient funds in the account because of Purchaser’s failure to honor holds placed on such account, Purchaser shall repay the amount of such Returned Item to Seller.

(c)           Purchaser agrees to pay in accordance with any applicable law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, by forward from Seller, over the counter or through the check clearing system of the banking industry, by depositors of the Deposit Liabilities, whether drawn on the checks, withdrawal orders or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors of the Deposit Liabilities.

(d)           Holds, stop payments and special instructions that have been placed on or with respect to particular deposit accounts by Seller or on individual checks, draws or other instruments shall be continued by Purchaser under the same terms.  In order for Purchaser to comply with the foregoing, Seller shall deliver to Purchaser a complete and accurate list and a tape or electronic file (which such tape or data file may be a part of the conversion data file provided by Seller to Purchaser) in a format reasonably acceptable to Purchaser of any such holds, stop payments and special instructions at the Closing and as of the Closing Date.

Section 6.14         Equipment Installation; Employee Training.

(a)           As soon as practicable after the date of this Agreement, upon reasonable prior notice and subject to Seller’s normal security requirements Purchaser and/or its representatives shall be permitted reasonable access to review the Branch Offices for the purpose of installing automated equipment for use by Branch Offices’ personnel in training and for preparing for the data conversion set forth in Section 6.4.  Seller shall permit Purchaser, at a time that is thirty (30) calendar days or more prior to the anticipated Closing Date, upon reasonable prior notice, subject to Seller’s normal security requirements and at Purchaser’s expense, to install and test communication lines, network circuits, cables and communication lines, both internal and external, from the Branch Offices and prepare for the installation of automated equipment prior to the Closing Date.  Any access, installation, testing and preparation under this Section 6.14 shall be conducted in a manner that does not unduly interfere with Seller’s normal business operations and affairs.

(b)           Seller and Purchaser shall agree to mutually acceptable terms and conditions under which Purchaser shall be permitted to provide training to Seller’s Employees who are reasonably anticipated to become Transferred Employees including Purchaser’s online training, and Seller shall, as scheduled by Purchaser following consultation with Seller excuse such Transferred Employees from their duties at the Branch Offices for the purpose of training and orientation by Purchaser, and for purposes of online training.  Any such training shall be scheduled and performed in a manner that does not unduly interfere with the operation of the Branch Offices; shall be conducted in the period forty-five (45) to fourteen (14) days prior to the Closing; and shall involve each Transferred Employee for three days with an additional two days for lead and/or managerial staff.  Purchaser shall reimburse Seller for any overtime paid as a result of time spent by any such prospective Transferred Employee in connection with such training activities and for reasonable out of pocket costs for temporary staffing as a result of the training.

Section 6.15         Non-Solicitation of Employees.  From the date hereof until the Closing Date, Seller and its Affiliates shall not relocate, or agree to relocate, any Employee to another branch or office of Seller or any Affiliate of Seller unless Purchaser has notified Seller that Purchaser does not intend to make an offer of employment to such Employee.  From and after the

Closing, and for a period of two (2) years following the Closing Date, Seller and its then Affiliates and their respective successors and assigns shall not hire, entice, seek to hire, or solicit for employment any Transferred Employee, without the prior consent of Purchaser, unless (i) such person’s employment was terminated by Purchaser or (ii) such Transferred Employee responds to a general advertisement of Seller or an Affiliate of Seller.

Section 6.16         Non-Solicitation of Business and Covenant Not to Compete.

(a)           In consideration of the purchase of Transferred Assets and assumption of Assumed Liabilities by Purchaser, neither Seller nor its then Affiliates, successors or assigns will, for a period of two (2) years after the Closing Date, solicit or service, on behalf of itself or others, deposits, loans, brokerage or other banking business from customers whose entire Deposit Liabilities with Seller are assumed or whose entire Loans with Seller, safe deposit, or any other business are acquired by Purchaser hereunder; provided, however, that nothing contained in this Section 6.16 shall be deemed to prohibit general solicitations in major metropolitan (i) newspapers, (ii) television or (iii) radio and not specifically directed or targeted to customers of the Branch Offices.  Notwithstanding the provisions of this Section 6.16, Seller or any Affiliate may (X) continue to engage in all customary communications, including distribution of loan solicitations and loan promotional materials, with and service any former customers of the Branch Offices with whom Seller or any Affiliate maintains a banking, lending, brokerage or other financial relationship on the date hereof not prohibited by the terms of this Agreement after the Closing Date and (Y) maintain an office and employees for the purposes of servicing Excluded Loans (which may include renewing, extending the maturity of, or restructuring such loans) and servicing deposits of the Branch Offices that are excluded as Deposit Liabilities.

(b)           Except for the loan and lease financing business conducted by Ascentium Capital LLC, from and after the Closing, and for a period of two (2) years following the Closing Date, Seller and its then Affiliates, successors or assigns shall not, and shall not enter into any agreement to, acquire, lease, purchase, own, operate or use any building, office or other facility or premises located within Harris County, Liberty County, or Montgomery County for the purpose of making loans, accepting deposits, cashing checks or engaging in all of the businesses in which the Branch Offices are engaged at the Closing Date provided that Seller may continue to service the Excluded Loans and the Excluded Deposits.  Nothing contained in this Section 6.16 shall be construed to prevent Purchaser from seeking and recovering from Seller damages sustained by it as a result of any breach or violation by Seller of the covenants or agreements contained herein.

(c)           It is recognized and hereby acknowledged by the parties hereto that a breach or violation by Seller of any or all of the covenants and agreements contained in this Section 6.16 may cause irreparable harm and damage to Purchaser in a monetary amount which may be virtually impossible to ascertain.  As a result, Seller recognizes and hereby acknowledges that Purchaser shall be entitled to seek an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation by Seller or any of its then Affiliates, partners or agents, either directly or indirectly, and that such right to seek an injunction shall be cumulative and in addition to whatever other rights or remedies Purchaser may possess hereunder, at law or in equity.

(d)           The restrictions against competition set forth above are considered by the parties to be both reasonable and essential to protect the business and goodwill of the Branch Offices being acquired by Purchaser pursuant to this Agreement.  If any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too broad a range of activities or over too large a geographic area, such restriction shall be interpreted and reformed to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

Section 6.17         Names and Marks.  Seller and Purchaser shall cooperate with respect to the removal from the Branch Offices of signs, logos and other insignia identifying or identified with Seller in connection with Closing at Purchaser’s expense.  No signs, logos or insignia identifying or identified with Purchaser may be installed in or affixed to the premises until after the Effective Time.  On and after the Closing Date, Purchaser shall not use the name, logo, insignia or service mark of Seller in any manner in connection with the operation of the Branch Offices, except as may be required by applicable law.  No activity conducted by Purchaser on or after the Closing Date shall state or imply that Seller is in any way involved as a partner, joint venture or otherwise in the business of Purchaser.  Purchaser shall return to Seller any remaining signs, logos and insignia of Seller removed by Purchaser from the Branch Offices after Closing.

Section 6.18         Inter-Branch Transfer.  Seller shall take all actions necessary to consummate the Inter-Branch Transfer prior to the Closing Date.

ARTICLE VII.
CONDITIONS PRECEDENT TO THE BRANCH PURCHASE AND ASSUMPTION

Section 7.1            Conditions to Seller’s Obligations.  Seller’s obligations to effect the purchase and assumption transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Seller) prior to or on the Closing Date of the following conditions:

(a)           The representations and warranties made by Purchaser in this Agreement (considered both individually and collectively) which are qualified as to materiality must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the representations and warranties which are not so qualified shall be true and correct in all respects as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, provided, however, if a representation or warranty was made as of a specific date, such representation or warranty shall be understood to have been made on and as of such date;

(b)           Purchaser shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

(c)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transactions contemplated by this

Agreement shall be in effect, nor shall any Proceeding by any bank regulatory authority or other Governmental Authority seeking any of the foregoing be pending.  There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transactions contemplated by this Agreement that makes the consummation of such transactions illegal;

(d)           All necessary regulatory approvals, consents, authorizations and other approvals required by law, including the requisite shareholders approvals, for consummation of the purchase and assumption transactions contemplated by this Agreement and the Leased Asset Sale shall have been obtained and all waiting periods required by law shall have expired;

(e)           Seller shall have consummated the Leased Asset Sale; and

(f)            Seller shall have received all documents required to be received from Purchaser on or prior to the Closing Date, all in form and substance reasonably satisfactory to Seller.

Section 7.2            Conditions to Purchaser’s Obligations.  Purchaser’s obligations to effect the purchase and assumption transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Purchaser) prior to or on the Closing Date of the following conditions:

(a)           The representations and warranties made by Seller in this Agreement (considered both individually and collectively) which are qualified as to materiality must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the representations and warranties which are not so qualified shall be true and correct in all respects as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date; provided, however, if a representation or warranty is made as of a specific date, then such representation or warranty shall be understood to have been made on and as of such date;

(b)           Seller shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

(c)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transactions contemplated by this Agreement shall be in effect, nor shall any Proceeding by any bank regulatory authority or other Governmental Authority seeking any of the foregoing be pending.  There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transactions contemplated by this Agreement that makes the consummation of such transactions illegal;

(d)           All necessary regulatory approvals, consents, authorizations and other approvals, required by law, including the requisite shareholders approvals, for consummation of the purchase and assumption transactions contemplated by this Agreement and the Leased Asset Sale shall have been obtained and all waiting periods required by law shall have expired;

(e)           The Deposit Liabilities shall be equal to at least $150,000,000;

(f)            subject to Section 5.12, Seller shall have obtained and delivered to Purchaser a Landlord Estoppel for the Eagle Springs Branch, which includes the consent of the landlord to the assignment of the related Lease to Purchaser;

(g)           subject to Section 5.12, Seller shall have obtained and delivered to Purchaser a Landlord Estoppel for the Kingwood Dr. Branch that reflects a lease term ending on October 31, 2012 or assurances from the landlord under the Lease to which such premises are subject in form and substance satisfactory to Purchaser that Purchaser’s occupation of the Kingwood Dr. Branch premises shall not be disturbed by the landlord under such Lease for 180 days following the Effective Time, in each case including the consent of the landlord to the assignment of such lease to Purchaser;

(h)           Seller shall have obtained and delivered to Purchaser consents to the assignments of the Assumed Contracts;

(i)            Seller shall have consummated the Inter-Branch Transfer;

(j)            Seller shall have consummated the Leased Asset Sale and shall have received minimum sale proceeds of sufficient to consummate the transactions contemplated by this Agreement; and

(k)           Purchaser shall have received all documents required to be received from Seller on or prior to the Closing Date, all in form and substance reasonably satisfactory to Purchaser.

ARTICLE VIII.
TERMINATION

Section 8.1            Methods of Termination.  This Agreement may be terminated in any of the following ways:

(a)           by either Purchaser or Seller, upon notice in writing five (5) calendar days in advance of such termination, if the Closing has not occurred by the 150th calendar day following the date of this Agreement or such later date as shall have been mutually agreed to in writing by Purchaser and Seller;

(b)           at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller (the “Termination Date”);

(c)           any time prior to the Effective Time, by Purchaser or Seller in writing if the other shall have (i) been in breach of any representation and warranty in any respect as would violate the closing condition set forth in Section 7.1 or Section 7.2, as applicable (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or (ii) failed to perform, in any material respect, any covenant, undertaking or obligation required to be performed prior to the Closing Date, and the party seeking to terminate the Agreement is not in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of thirty (30) calendar days after the giving of notice to the breaching party of such breach or the Effective Time;

(d)           by Purchaser, immediately upon the Texas Department of Banking (the “Banking Department”) naming the FDIC as receiver of Seller;

(e)           by Seller or Purchaser in writing at any time after any applicable regulatory authority has denied, by final non-appealable order, approval of any application of either party for approval of the transactions contemplated herein;

(f)            by Purchaser or Seller, in the event that an Order prohibiting or making illegal the consummation of the transactions contemplated hereby is in effect and has become final and nonappealable;

(g)           by either Purchaser or Seller, (i) if Seller does not obtain regulatory or other required approval, including any required shareholder approval, for the transactions contemplated by this Agreement and the Leased Asset Sale by August 31, 2011 or (ii) if the Leased Asset Sale has not occurred prior to September 15, 2011 or if Seller shall not have received minimum sale proceeds from the Leased Asset Sale sufficient to consummate the transactions contemplated by this Agreement;

(h)           at any time prior to the Closing by Purchaser if Seller’s Board of Directors shall have (i) resolved to accept an Acquisition Proposal; or (ii) withdrawn or modified, in any manner that is adverse to Purchaser, its recommendation or approval of this Agreement or the transactions contemplated hereby or recommended to Seller’s shareholder acceptance or approval of any alternative Acquisition Proposal, or shall have resolved to do the foregoing;

(i)            at any time prior to the Closing by Seller if prior to Closing, Seller has received a bona fide Acquisition Proposal and Seller’s Board of Directors determines in its good faith judgment and in the exercise of its fiduciary duties, based as to legal matters on the advice of independent legal counsel and an investment banking firm of national reputation, that such alternative Acquisition Proposal (if consummated pursuant to its terms) is a Superior Proposal and that the failure to terminate this Agreement and accept such Superior Proposal would be inconsistent with the proper exercise of such fiduciary duties as to Seller’s Board of Directors; provided, however, that termination under this clause (i) shall not be deemed effective until payment of the Termination Fee required by Section 8.4;

(j)            by Purchaser if it reasonably determines, in good faith, that an Order or any regulatory approval imposes any condition or requirement which would materially and adversely impact the economic or business benefits of the transactions contemplated by the Agreement;

(k)           By Seller or Purchaser in the event the transactions contemplated by this Agreement cannot be consummated due to any pending or threatened consent order,

memorandum of understanding or other regulatory agreement between Seller and the FDIC or the Banking Department; or

(l)            By Purchaser pursuant to Section 5.15 or Section 8.3.

Section 8.2            Effect of Termination.  If any party terminates this Agreement pursuant to this ARTICLE VIII, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that the provisions contained in Section 5.3, Section 5.15(d), Section 8.2, Section 8.4, Section 10.1, Section 10.2, Section 10.3, Section 10.12, Section 10.13, Section 10.14 and Section 10.15 shall survive termination.

Section 8.3            Other Transactions.  Notwithstanding anything to the contrary contained in this Agreement, Seller may from time to time after the date of this Agreement determine to sell assets other than the Transferred Assets that it owns or assign liabilities other than the Assumed Liabilities that it has, provided that, in the event that Seller enters into an agreement to sell such assets or assign such liabilities, or otherwise consummates a sale of such assets or assignment of such liabilities, and as a result thereof either Purchaser or Seller is unable to obtain a regulatory approval required to consummate the transaction contemplated by this Agreement Purchaser shall have the right to terminate this Agreement and Seller shall pay a termination fee as provided in Section 8.4.

Section 8.4            Termination Fee.  To compensate Purchaser for entering into this Agreement, taking actions to consummate the transactions contemplated hereunder and incurring the costs and expenses related thereto and other losses and expenses, including foregoing the pursuit of other opportunities, Seller and Purchaser agree as follows:

(a)           Provided that Purchaser shall not be in breach of any covenant or obligation qualified by materiality under this Agreement or in material breach of any covenant or obligation under this Agreement not so qualified (which breach has not been cured within fifteen (15) days following receipt of written notice thereof by the Seller specifying in reasonable detail the basis of such alleged breach), as further specified in Section 8.1(c), Seller shall pay to Purchaser the sum of two hundred fifty thousand dollars ($250,000) if this Agreement is terminated by Purchaser under the provisions of Section 8.1(c); provided, further that no fee shall be payable in respect of the inability of Seller to satisfy the conditions set forth in Section 7.2(f) or Section 7.2(g).

(b)           Provided that Purchaser shall not be in breach of any covenant or obligation qualified by materiality under this Agreement or in material breach of any covenant or obligation under this Agreement not so qualified (which breach has not been cured within fifteen (15) days following receipt of written notice thereof by the Seller specifying in reasonable detail the basis of such alleged breach), Seller shall pay to Purchaser the sum of two hundred fifty thousand dollars ($250,000) if this Agreement is terminated by Purchaser under the provisions of Section 8.1(g) or Section 8.1(k).

(c)           Provided that Purchaser shall not be in breach of any covenant or obligation qualified by materiality under this Agreement or in material breach of any covenant or obligation under this Agreement not so qualified (which breach has not been cured within fifteen (15) days following receipt of written notice thereof by the Seller specifying in reasonable detail the basis of such alleged breach), Seller shall pay to Purchaser the sum of five hundred thousand dollars ($500,000) if this Agreement is terminated by Seller under the provisions of Section 8.1(i) or by  Purchaser under the provisions of Section 8.1(h).

(d)           The payment of the Termination Fee shall be the sole and exclusive remedy of the terminating party with respect to termination of this Agreement as set forth in this Section 8.4 (in addition to the costs and expenses identified in Section 8.4(e) below); provided, however, that nothing herein shall preclude or bar Purchaser from asserting or enforcing any such claim against any person other than Seller, Seller’s Affiliates and their respective officers, directors, employees and shareholders.

(e)           Any payment required by Section 8.4(a), Section 8.4(b) or Section 8.4(c) shall become payable within two business days after termination of this Agreement.

(f)            Purchaser and Seller each acknowledge that the agreements contained in ARTICLE VIII are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if Seller fails to promptly pay the amount due pursuant to this Section 8.4 and, in order to obtain such payment, Purchaser commences a suit which results in a judgment against Seller for the applicable termination fee, Seller shall pay Purchaser its costs and expenses (including reasonable and necessary attorneys’ fees and expenses) in connection with such suit.

ARTICLE IX.
INDEMNIFICATION

Section 9.1            Seller’s Indemnification of Purchaser.  Subject to limitations in this ARTICLE IX, from and after the Closing, Seller shall indemnify, hold harmless and defend Purchaser and its directors, officers, employees, representatives, agents, controlling persons and its and their respective successors and assigns (together with Purchaser, the “Purchaser Indemnified Parties”) from and against any costs, expenses, liabilities, losses or damages, including reasonable attorneys’ fees, court costs and expenses (including reasonable attorneys’ fees and costs incurred in enforcing its rights under this ARTICLE IX and further INCLUDING WITHOUT LIMITATION FROM AND AGAINST ANY STRICT LIABILITIES OF THE PURCHASER INDEMNIFIED PARTIES), but excluding lost profits and diminution of value (collectively, a “Loss”), incurred by the Purchaser Indemnified Parties to the extent arising out of or related to (a) any breach by Seller of any representation, warranty, covenant or agreement contained herein; (b) actions or omissions of the Seller Indemnified Parties (as defined in Section 9.2) hereof occurring prior to the Effective Time in conducting the transactions and operations at the Branch Offices; (c) any claim arising after the Effective Time with respect to Excluded Liabilities and the Excluded Assets; (d) any claim arising after the Effective Time that relates to actions or events taken by or related to Seller or its Affiliates occurring prior to the Effective Time with respect to the Transferred Assets or the Assumed Liabilities; (e) any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by, contributed to, or obligated to contribute to, at any time, by Seller or any Affiliate, including any liability (i) to the PBGC under Title IV of ERISA; or (ii) with respect to non-compliance with the notice and benefit continuation requirements of the Consolidated Omnibus Budget Reconciliation Act (COBRA); (iii) with respect to any non-compliance with ERISA or any other applicable laws; or (iv) with respect to any suit, proceeding or claim which is brought against the Purchaser involving any of the above; (f) the employment or termination of employment, including a constructive termination, by Seller of any individual (including, but not limited to, any employee of Seller or any Seller Affiliate); (g) WARN or any other statutory or common law or civil law notice, severance pay, termination pay in lieu thereof or damages arising as a result of the termination or dismissal (including constructive termination or dismissal), by Seller or of any or all Employees (whether or not constituting Transferred Employees) on or prior to the Effective Time; (h) any claims by a third party or Governmental Authority for violations of Environmental Laws to the extent any of the acts, omissions, facts, issues or conditions giving rise to such claims are a result of Seller’s intentional acts or omissions occurring prior to the Effective Time; or (i) any claims by any employee of Seller for workers compensation and/or related medical benefits incurred after the Closing which relate to an injury or illness originating prior to the Closing.  Claims for indemnity must be made within the time frame set forth in Section 9.3(a).

Section 9.2            Purchaser’s Indemnification of Seller.  Subject to limitations in this ARTICLE IX, from and after the Closing, Purchaser shall indemnify, hold harmless and defend Seller and its directors, officers, employees, representatives, agents, controlling persons and its and their respective successors and assigns (together with Seller, the “Seller Indemnified Parties”) from and against any Loss incurred by the Seller Indemnified Parties to the extent arising out of or relating to (a) any breach by Purchaser of any representation, warranty, covenant or agreement contained herein, (b) actions or omissions of the Purchaser Indemnified Parties occurring from and after the Effective Time in conducting the transactions and operations at the Branch Offices, (c) any claim arising after the Effective Time with respect to the Transferred Assets and Assumed Liabilities that relates to actions taken by Purchaser after the Effective Time, (d) actions or omissions of the Purchaser Indemnified Parties occurring between the date of this Agreement and the Effective Time pursuant to Section 6.14(a) of this Agreement with respect to the Branch Offices, (e) pursuant to Purchaser’s indemnity obligations in Section 5.15(d) of this Agreement, (f) any claims by a third party or Governmental Authority for violations of Environmental Laws occurring after the Effective Time, or (g) claims made by Transferred Employees with respect to employment or service with the Purchaser after the Effective Time.  Claims for indemnity must be made within the time frame set forth in Section 9.3(a).

Section 9.3            Claims for Indemnity.

(a)           A claim for indemnity shall be made by the claiming party at any time prior to the applicable Claim Limitation Anniversary (as defined below) by the giving of written notice thereof to the other party.  Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made.  In the event that any bona fide claim is made within such period, the indemnity relating to such claim shall survive until such claim is resolved.  No claim for indemnity under Section 9.1 or Section 9.2 may be made at any time at or after the date twelve (12) months following the Closing Date (excluding claims for indemnity with respect to the representations and warranties contained in Section 3.2, Section 3.3, Section 3.7(a), Section 3.8, Section 3.9 and Section 3.10, as such claims may be made for the greater of twelve (12) months following the Closing Date and thirty (30) days after the expiration of the statute of limitations period applicable to the underlying matters covered by these provisions) and no indemnity for claims under Section 9.1 or Section 9.2 shall be available thereafter in accordance with the provisions of this ARTICLE IX.  The applicable claim limitation period, as provided in the preceding sentence, is hereby referred to as the “Claim Limitation Anniversary.”

(b)           In the event that any person or entity not a party hereto shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit could result in any Loss to a party hereto of the kind for which such party is entitled to indemnification pursuant to Section 9.1 or Section 9.2, such indemnified party shall notify the indemnifying party of such demand, claim or lawsuit in writing within thirty (30) calendar days of such demand, claim, filing or threat specifying in reasonable detail the source of the Loss or potential Loss; provided, however, that any failure by the indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to be given such notice.  Following receipt of notice of a demand, claim or lawsuit, the indemnifying party shall have the option, at its cost and expense, to assume the defense of such matter and to retain counsel (not reasonably objected to by the indemnified party) to defend any such demand, claim or lawsuit, and the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or any other expenses (except as expressly provided to the contrary herein) with respect to the defense of such claim or litigation, other than reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof.  If the indemnifying party elects to defend, compromise or settle such demand, claim or lawsuit, the indemnified party shall cooperate in the defense against, or compromise or settlement of, such demand, claim or lawsuit, including making available to the indemnifying party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense.  The indemnified party shall have the option of participating in (but not controlling) the defense of such demand, claim or lawsuit with counsel reasonably acceptable to the indemnifying party (which shall be at the cost and expense of the indemnified party unless (1) counsel to the indemnified party reasonably determines in writing that joint representation would be inappropriate due to a conflict or potential conflict of interest or the availability of defenses not available to the indemnifying party or (2) the indemnifying party fails to assume the defense of such demand, claim or lawsuit within a reasonable period of time following written notice thereof), and counsel for each party shall, to the extent consistent with its professional responsibilities, cooperate with the other party and any counsel designated by that party.  In effecting the settlement of any such demand, claim or lawsuit, the indemnifying party or the indemnified party, as the case may be, shall act in good faith and shall enter into only such settlement as the other party shall consent to, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that an indemnifying party may enter into a cash settlement without the consent of an indemnified party so long as such settlement contains an unconditional release of such indemnified party from all liabilities arising out of such demand, claim or lawsuit.  An indemnifying party shall not be liable for any settlement not made in accordance with the preceding sentence.

Section 9.4            Limitations on Indemnification.

(a)           Seller shall not be required to indemnify the Purchaser Indemnified Parties under Section 9.1(a), Section 9.1(b) or Section 9.1(d) through Section 9.1(i) and Purchaser shall not be required to indemnify the Seller Indemnified Parties under Section 9.2 unless the aggregate amount of all Losses incurred by the Indemnified Parties as a result of such breaches, as the case may be, exceeds $25,000.00.  Once such aggregate amount of such Losses incurred by Purchaser Indemnified Parties, on the one hand, or the Seller Indemnified Parties, on the other hand, exceeds $25,000.00, the indemnified parties shall thereupon be entitled to indemnification relating back to the first dollar; provided, however, that the limitations contained in this sentence and the immediately preceding sentence shall not apply to any claim of common law fraud alleged to have been committed by or on behalf of the indemnifying party or an Affiliate thereof upon the indemnified party, as applicable.

(b)           Seller shall not be required to indemnify the Purchaser Indemnified Parties under Section 9.1(a), Section 9.1(b) or Section 9.1(d) through 9.1(i) and Purchaser shall not be required to indemnify the Seller Indemnified Parties under Section 9.2 for any Losses to the extent the aggregate amount of all such Losses exceeds $1,000,000 (the “Indemnity Cap”); provided, however, that the limitations contained in this sentence shall not apply to any claim of common law fraud alleged to have been committed by or on behalf of the indemnifying party or an Affiliate thereof upon the indemnified party, as applicable.

(c)           Following the Closing, the sole and exclusive remedy of the parties hereto with respect to any and all claims relating to the matters addressed in Section 9.1 or Section 9.2 (other than claims of common law fraud alleged to have been committed by or on behalf of the indemnifying party or an Affiliate thereof upon the indemnified party) shall be pursuant to the indemnification provisions set forth in this ARTICLE IX.

Section 9.5            Treatment of Indemnification Payments.  Seller and Purchaser agree to treat any indemnification payment under this ARTICLE IX as an adjustment of the consideration paid for the Transferred Assets for federal and state income Tax purposes.

Section 9.6            Seller Liquidation or Merger.

(a)           Seller agrees to provide notice to Purchaser within one (1) business day of Seller’s filing of dissolution, liquidation, or merger applications, notices or documents with the Banking Department or the FDIC.

(b)           Seller agrees that it shall not consummate a dissolution, liquidation or merger prior to the 90th day following the Effective Time and Seller agrees that it will cause Parent not to consummate a dissolution or liquidation prior to the 120th day following the Effective Time.

(c)           Seller agrees that irreparable damage would occur in the event that any of this Section 9.6 were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the Purchaser shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 9.6 and to enforce specifically the terms and provisions hereof, without the necessity of posting bond, this being in addition to any other remedy to which Purchaser is entitled at law or in equity.

Section 9.7            Release of Seller.  EXCEPT FOR PURCHASER’S (I) INDEMNIFICATION REMEDIES UNDER SECTION 9.1(a) WITH RESPECT TO A BREACH OF SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 3.8 AND UNDER SECTION 9.1(h) FOR CERTAIN ENVIRONMENTAL CLAIMS AND (II) RIGHT TO BRING A CONTRIBUTION ACTION AGAINST SELLER (IN CONNECTION WITH A CLAIM MADE AGAINST PURCHASER) FOR LOSSES RELATING TO ENVIRONMENTAL LAWS, WHICH RIGHT OF CONTRIBUTION SHALL BE SUBJECT TO THE INDEMNITY CAP, ANY OTHER PROVISION HEREOF TO THE CONTRARY NOTWITHSTANDING, PURCHASER AND ITS SUCCESSORS AND ASSIGNS FURTHER COVENANT AND AGREE NOT TO SUE ANY SELLER INDEMNIFIED PARTY AND RELEASE THE SELLER INDEMNIFIED PARTIES OF AND FROM AND WAIVE ANY CLAIM OR CAUSE OF ACTION (EXCEPT AS PROVIDED IN THIS SECTION 9.7), INCLUDING WITHOUT LIMITATION ANY STRICT LIABILITY CLAIM OR CAUSE OF ACTION, THAT PURCHASER OR ITS SUCCESSORS AND ASSIGNS MAY HAVE AGAINST ANY SELLER INDEMNIFIED PARTY UNDER ANY ENVIRONMENTAL LAW, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, RELATING TO ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE REAL PROPERTY OR BY VIRTUE OF ANY COMMON LAW RIGHT, NOW EXISTING OR HEREAFTER CREATED.  THE TERMS AND CONDITIONS OF THIS SECTION 9.7 WILL EXPRESSLY SURVIVE THE TERMINATION OF THE AGREEMENT OR THE CLOSING, AS THE CASE MAY BE, AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.

ARTICLE X.
GENERAL

Section 10.1         Confidential Information.  The parties acknowledge the confidential and proprietary nature of the “Information” (as herein described) that has heretofore been exchanged and that will be received from each other hereunder and agree to hold and keep, and to cause their respective agents, representatives, shareholders, Affiliates, employees and consultants to hold and keep, such Information confidential.  Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party or the party’s Affiliates that may be provided to the other, irrespective of the form of the communication of such information, by such party’s employees or agents.  Such Information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement, or (ii) that becomes available to a party on a non-confidential basis from a source other than the other party or its Affiliates or representatives if such source is not known by the party to be bound by or the disclosure by the source was not in breach of a confidentiality obligation of such source.  The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person, except as required by applicable law, other than employees and agents of a party who are directly involved in evaluating the transaction.  The Information shall not be used by a party or its Affiliates in any way detrimental to the other party or its Affiliates, including use directly or indirectly in the conduct of a party’s business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.  In the event of termination of this Agreement by either of the parties, then each party shall promptly return to the other party all copies of Information provided to it, without retaining a copy thereof, and will destroy any documents, memoranda, notes and other writings whatsoever prepared by the party with the Information.  Upon request of a party, the other party shall certify such destruction in writing to the other party by an authorized officer supervising such destruction.

Section 10.2         Notices.  Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy, email or any other means, addressed (in any case) as follows:

(a)           if to Seller:

Main Street Bank

23970 US Hwy 59 N

Kingwood, Texas 77339

Attention:  Tom Depping, Chairman

Facsimile:  (281) 348-2070

Email: tdepping@msbanktx.com

with a copy to:

Bracewell & Giuliani LLP

1445 Ross Avenue, Ste. 3800

Dallas, Texas 75202

Attention:  Sanford M. Brown

Facsimile:  (214) 758-8300

Email: Sanford.Brown@bgllp.com

and

(b)           if to Purchaser:

Green Bank, National Association

4000 Greenbriar Street

Houston, Texas 77098

Attention:  John P. Durie, Executive Vice President

and Chief Financial Officer

Facsimile:  (713) 275-8228

Email: JDurie@greenbank.com

with a copy to:

Sutherland Asbill & Brennan LLP

1001 Fannin, Suite 3700

Houston, Texas 77002

Attention:  Annette L. Tripp

Facsimile:  (713) 654-1301

Email: annette.tripp@sutherland.com

or to such other address as any party may from time to time designate by notice to the others.

Section 10.3         Expenses.  Except as specifically provided herein, Seller and Purchaser each shall pay all of their own out-of-pocket expenses incurred in connection with this Agreement, including appraisals, accounting fees, and legal fees, if any, whether or not the transactions contemplated by this Agreement are consummated.

Section 10.4         Survival of Certain Covenants and Agreements.  The parties’ respective representations and warranties contained in this Agreement shall survive for a period of twelve (12) months after the Closing Date; provided, however, that the representations and warranties of Seller contained in Section 3.2, Section 3.3, Section 3.7(a), Section 3.8, Section 3.9 and Section 3.10 shall survive the consummation of the transactions provided for hereby for the greater of twelve (12) months following the Closing Date and thirty (30) days following the expiration of the statute of limitation applicable to the underlying matters covered by such provisions.  The agreements and covenants contained in this Agreement that by their terms contemplate performance after the Effective Time shall survive the Effective Time in accordance with their terms.  No claim based on any breach of any representation or warranty shall be valid or made unless notice with respect thereto is given to the indemnifying party in accordance with this Agreement on or before the Claim Limitation Anniversary specified in Section 9.3(a).

Section 10.5         Entire Agreement.  This Agreement and the exhibits and attachments hereto represent the entire agreement between the parties respecting the transactions contemplated hereby, and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

Section 10.6         Certain Definitions.  The following terms shall have the meanings ascribed to them for all purposes of this Agreement:

(a)           “Acquisition Proposal” means with respect to Seller, a written offer or proposal for the direct or indirect acquisition of all of the Transferred Assets and Assumed Liabilities or for the acquisition of the capital stock of Seller or Parent or for any portion of such Transferred Assets and Assumed Liabilities that would constitute a Superior Proposal, or any public announcement of a proposal, plan, or intention to do the foregoing or any agreement to engage in any of the foregoing.

(b)           The “Affiliates” of a person means each direct or indirect subsidiary of such person, each company that owns or controls, directly or indirectly, such person and each person under common control, directly or indirectly, with person.

(c)           “business day” means any day other than a Saturday, Sunday or holiday in the State of Texas upon which commercial banks are permitted or required to be closed.

(d)           “Commitments” means unfunded commitments by Seller to lend funds to customers of the Branch Offices on the terms and conditions set forth in the applicable commitment letters or other documentation, as such commitments exist as of the Effective Time.

(e)           “Environmental Laws” means each and every federal, state, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive, binding written interpretation and binding written policy pertaining to Hazardous Substances (as defined below) issued by any of  the various federal, state and local governmental and quasi-governmental bodies or agencies having jurisdiction over the Real Property, or any portion thereof, and in effect as of the date of the Agreement, and as same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Water Act (33 U.S.C. § 1321 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. § 7401 et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any state analogue of same, and all applicable rules and regulations which have become effective prior to the date of the Agreement under such statutes.

(f)            “Fiduciary Relationships” means (a) any and all common law or other trusts between individual, corporate or other entities with Seller as a trustee or co-trustee, including, without limitation, pension, compensation, testamentary, and charitable trusts and indentures; (b) any and all decedents’ estates where Seller is serving as a co- or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (c) any and all guardianships, conservatorships or similar positions where Seller is serving or has served as a co- or sole guardian or conservator, or any similar fiduciary capacity; (d) any and all agency and/or custodial accounts and/or similar arrangements under which Seller is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority; and (e) any and all escrow arrangements under which Seller holds or held assets for any party or parties on stated terms and conditions.

(g)           “GAAP” means U.S. generally accepted accounting principals as in effect as of the date of this Agreement.

(h)           “Governmental Authority” means any government or political subdivision or regulatory authority, whether federal, state, local or foreign, or any agency, instrumentality or body of any such government or political subdivision, any regulatory or self-regulatory authority, or any federal, state, local or foreign court, arbitrator or mediator.

(i)            “Hazardous Substances” means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant or pollutant to the environment (air, water, soil, or substrata surface), including smoke vapor, fumes, acids, alkalis, chemicals, petroleum products or byproducts, polychlorinated biphenyls, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, and (d) any other chemical, waste, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws

(j)            “Knowledge” of a particular fact or other matter with (i) respect to Seller means information, actually known (without a separate duty to investigate) to Tom Depping, Sonny Lyles, Bryan Wheeler, Ken Meyer, or Curtis Maxey and (ii) with respect to Purchaser means information actually known (without a separate duty to investigate) to Geoffrey Greenwade or John P. Durie.

(k)           “Liens” means any mortgage, pledge, hypothecation, deed of trust, lease, rights of others, right of first refusal, adverse claim, security interest, encumbrance, easement, servitude, proxy, title defect, title retention agreement, voting trust agreement, transfer restriction, community property interest, option, lien, charge or similar restrictions or limitations.

(l)            “Loans” mean (i) the loans and participation interests in the loans (including servicing rights where applicable, accrued but unpaid interest and any accrued but unpaid ancillary income due under the term of the note) and Commitments in the amounts set forth on the Records as of the Effective Time that are identified by Purchaser to Seller on Schedule 1.1(e), as may be supplemented pursuant to Section 5.17 of this Agreement, and (ii) overdrafts (A) outstanding for less than fifteen (15) calendar days immediately prior to the Closing Date, and (B) of less than $1,000 in deposit accounts of the Branch Offices, regardless of whether such overdrafts or negative balances are part of an overdraft protection plan.

(m)          “Material Adverse Effect” means a change, event or state of facts, individually or in the aggregate, that (i) with respect to Seller, has had a material adverse effect on the results of operations or financial condition of the Branch Offices, and (ii) with respect to Purchaser, has had a material adverse effect on the results of operations or financial condition of Purchaser, taken as a whole (excluding in each of (i) and (ii) any change, event or state of facts to the extent arising out of or resulting from (A) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by courts or Governmental Authorities, (C) changes, after the date hereof, in global or national political conditions or in general, local, regional, U.S. or global economic or market conditions affecting banks or their holding companies generally (including changes in interest or exchange rates or in credit availability and liquidity), (D)  the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism, (E) hurricanes, tornadoes, flooding or other weather related natural disasters, or (F) with respect to Seller, the effect of the Leased Asset Sale; except in the case of clauses (A) through (C), with respect to Seller to the extent (and solely to the extent) such changes adversely affect the results of operations or financial condition of the Branch Offices significantly more than such changes affect other financial institutions).

(n)           “Order” means any order, judgment, injunction, assessment, award, decree, ruling, charge or writ of any Governmental Authority.

(o)           “Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the business of Seller with respect to the Branch Offices, Transferred Assets and Assumed Liabilities consistent with past custom and practice, except as changed as a result of changes in applicable laws.

(p)           “Permit” means any permit, license, approval, certificate, qualification, consent or authorization issued by a Governmental Authority.

(q)           “Permitted Liens” means statutory Liens for current Taxes, assessments, fees and other charges by Governmental Authorities that are not due and payable as of the Closing Date, and all exceptions or defects in title disclosed by any Title Commitment or Survey to which Purchaser does not object.

(r)            “Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity.

(s)            “Proceeding” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal or other prosecution, examination, investigation, audit (other than regular audits of financial statements by independent auditors), compliance review, inspection, inquiry, investigation, hearing, administrative or other Proceeding (excluding any examination, investigation, audit, or inquiry that the target of such Proceeding has no knowledge of) relating to or affecting a party, its business, its assets or liabilities (including contracts related to assets or liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by their primary regulatory authorities.

(t)            “Real Property” means the Owned Real Property and the Leased Real Property, collectively.

(u)           “Superior Proposal” means a bona fide Acquisition Proposal made by a third Person that the Board of Directors of Seller or Parent determines in its good faith judgment to be more favorable to Seller’s or Parent’s shareholders, if such determination is made by Seller’s or Parent’s Board of Directors, than the transactions contemplated by this Agreement (taking into account, in good faith, the written opinion, of Seller’s or Parent’s independent financial advisor that the value of the consideration to Seller’s or Parent’s shareholders provided for in such proposal exceeds the value of the consideration to Seller’s or Parent’s shareholders provided for in this Agreement) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Seller or Parent (taking into account, in good faith, the written advice of Seller’s or Parent’s independent financial advisor), is reasonably capable of being obtained by such third person.

(v)           “Tax Returns” mean all reports, estimates, declarations of estimated tax, information statements, schedules and returns required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

(w)          “Taxes” mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, or any other Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, custom duties, workers’ compensation, and other governmental charges, fees, levies and other obligations of the same or of a similar nature to any of the foregoing, which Seller or its subsidiaries or Affiliates is required to pay, withhold or collect.

Section 10.7         Amendment or Modification.  The parties hereto, by mutual consent of their duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.  No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought.

Section 10.8         Waiver or Extension.  Except with respect to required approvals of the applicable Governmental Authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.  Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

Section 10.9         Headings; Construction.  The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof.  References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified.  The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement.  In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” means “including without limitation.”  When any party may take any permissive action, including the granting of a consent, the waiver of any provision of this Agreement or otherwise, whether to take such action is in its sole and absolute discretion, unless otherwise provided herein.  The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement.  A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered.

Section 10.10       Counterparts.  This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail is to be treated as an original document.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, any facsimile, telecopy or electronic mail document is to be re-executed in original form by the parties who executed the facsimile or telecopy document.  No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile or telecopier machine or electronic mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

Section 10.11       Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party and any purported assignment without such consent shall be void.

Section 10.12       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 10.13       Jurisdiction.  Each of the parties hereto irrevocably agrees that any legal action or Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in any state court sitting in Harris County, Texas, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or Proceeding, in any federal court sitting in Harris County, Texas.

Section 10.14       Severability.  Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

Section 10.15       Parties in Interest.  Except as set forth in Section 9.1 or Section 9.2, nothing in this Agreement, express or implied, including the provisions of Section 5.6, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MAIN STREET BANK

By:	/s/ Sonny B. Lyles
Name:	Sonny B. Lyles
Title:	President and CRO

GREEN BANK, NATIONAL ASSOCIATION

By:	/s/ Geoffrey D. Greenwade
Name:	Geoffrey D. Greenwade
Title:	President and Chief Executive officer

(Signature Page to Branch Purchase and Assumption Agreement)

EXHIBIT 1

Form of Closing Date Closing Statement

EXHIBIT 2

Form of Assignment and Assumption of Deposit Liabilities Agreement

ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT (the “Agreement”) is made as of                           , 2011, by and between Main Street Bank (“Assignor”) and Green Bank, National Association (“Assignee”).

WHEREAS, Assignor and Assignee are parties to a certain Branch Purchase and Assumption Agreement by and between Assignor and Assignee dated as of                           , 2011 (the “Purchase Agreement”), pursuant to which Assignor is selling, transferring and assigning to Assignee certain assets and liabilities of Assignor; and

WHEREAS, upon the terms and conditions set forth herein, Assignor desires to assign to Assignee certain rights and obligations in and under the Deposit Liabilities; and

WHEREAS, upon the terms and conditions set forth herein, Assignee desires to assume from Assignor the rights, obligations and liabilities in and under the Deposit Liabilities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Defined Terms.  Capitalized terms used in the Agreement and not otherwise defined herein shall have meanings assigned to them in the Purchase Agreement.

2.             Assignment.  Assignor hereby assigns, transfers and sets over unto Assignee all of the rights and benefits of Assignor in, to, and under the Deposit Liabilities, as defined in the Purchase Agreement.

3.             Acceptance and Assumption.  Assignee hereby accepts the assignment of the Deposit Liabilities and agrees to assume, and hereby does assume the Deposit Liabilities.

4.             Further Assurances.  From time to time after the date hereof, each of the parties shall, upon request by the other party and without further consideration, execute, acknowledge and deliver all such other instruments of sale, assignment, conveyance and transfer, and shall take all such other commercially reasonable actions, in each case to the extent required to give effect to the transactions in accordance with the terms of this Agreement.

5.             Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed on behalf of both of the parties hereto.

6.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

7.             Governing Law.  This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Texas (without regard to any principles of conflicts of laws thereof).

8.             Controlling Agreement.  In the event of a conflict or inconsistency between this Agreement and the Purchase Agreement, the Purchase Agreement shall govern and control.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first set forth above.

MAIN STREET BANK

By:
Printed Name:
Title:

GREEN BANK, NATIONAL ASSOCIATION

By:
Printed Name:
Title:

EXHIBIT 3

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of                           , 2011, by and between Main Street Bank (“Assignor”) and Green Bank, National Association (“Assignee”).

WHEREAS, Assignor and Assignee are parties to a certain Branch Purchase and Assumption Agreement by and between Assignor and Assignee dated as of                           , 2011 (the “Purchase Agreement”), pursuant to which Assignor is selling, transferring and assigning to Assignee certain assets and liabilities of Assignor; and

WHEREAS, upon the terms and conditions set forth herein, Assignor desires to assign to Assignee certain rights and obligations in and under the Transferred Assets and Assumed Liabilities; and

WHEREAS, upon the terms and conditions set forth herein, Assignee desires to assume from Assignor the rights, obligations and liabilities in and under the Transferred Assets and the Assumed Liabilities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Defined Terms.  Capitalized terms used in the Agreement and not otherwise defined herein shall have meanings assigned to them in the Purchase Agreement.

2.             Assignment.  Assignor hereby assigns, transfers and sets over unto Assignee all of the rights and benefits of Assignor in, to, and under the Transferred Assets and Assumed Liabilities, as defined in the Purchase Agreement.

3.             Acceptance and Assumption.  Assignee hereby accepts the assignment of the Transferred Assets and the Assumed Liabilities and agrees to assume, and hereby does assume the Assumed Liabilities.

4.             Further Assurances.  From time to time after the date hereof, each of the parties shall, upon request by the other party and without further consideration, execute, acknowledge and deliver all such other instruments of sale, assignment, conveyance and transfer, and shall take all such other commercially reasonable actions, in each case to the extent required to give effect to the transactions in accordance with the terms of this Agreement.

5.             Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed on behalf of both of the parties hereto.

6.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

7.             Governing Law.  This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Texas (without regard to any principles of conflicts of laws thereof).

8.             Controlling Agreement.  In the event of a conflict or inconsistency between this Agreement and the Purchase Agreement, the Purchase Agreement shall govern and control.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first set forth above.

MAIN STREET BANK

By:
Printed Name:
Title:

GREEN BANK, NATIONAL ASSOCIATION

By:
Printed Name:
Title:

EXHIBIT 4

FORM OF BILL OF SALE

BILL OF SALE

This Bill of Sale, dated as of                 , 2011 (the “Bill of Sale”), is made and entered into by and between Main Street Bank (“Seller”) and Green Bank, National Association (“Purchaser”).

WHEREAS, pursuant to that certain Branch Purchase and Assumption Agreement by and between Seller and Purchaser dated as of                 , 2011 (the “Purchase Agreement”), Seller has agreed to sell, transfer and deliver to Purchaser, and Purchaser has agreed to purchase from Seller, certain assets and assume certain liabilities of Seller.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.             Capitalized terms used herein that are not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

2.             Seller hereby sells, conveys, assigns, transfers and delivers to Purchaser all of Seller’s right, title and interest in and to the Transferred Assets.

3.             This Bill of Sale shall be binding upon and inure to the benefit of each party hereto, its permitted assigns, and its successors in interest, and all assigns and successors in interest thereafter.

4.             In the event of a conflict or inconsistency between this Bill of Sale and the Purchase Agreement, the Purchase Agreement shall govern and control.

5.             This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Bill of Sale as of the date first above written.

MAIN STREET BANK

By:
Printed Name:
Title:

GREEN BANK, NATIONAL ASSOCIATION

By:
Printed Name:
Title:

EXHIBIT 5

FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
§
COUNTY OF	§

GRANTOR:	MAIN STREET BANK, formerly known as FIRST NATIONAL BANK OF CLEVELAND, TEXAS

GRANTOR’S MAILING ADDRESS:	23790 US Hwy 59 N Kingwood, Texas 77339

GRANTEE:	GREEN BANK, NATIONAL ASSOCIATION

GRANTEE’S MAILING ADDRESS:	4000 Greenbriar Street Houston, Texas 77098

CONSIDERATION:	$10.00 and other good and valuable consideration

PROPERTY (INCLUDING ANY IMPROVEMENTS):	As shown on Exhibit A attached hereto and incorporated herein by reference.

RESERVATIONS FROM CONVEYANCE:	None

EXCEPTIONS TO CONVEYANCE AND WARRANTY:	Those encumbrances and exceptions set forth on Exhibit B attached hereto and made a part hereof for all purposes.

KNOW ALL MEN BY THESE PRESENTS THAT GRANTOR, for the Consideration and other good and valuable considerations to it in hand paid by GRANTEE, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD and CONVEYED and by these presents does GRANT, SELL and CONVEY unto Grantee, subject to the exceptions, reservations and other matters herein set forth, the Property together with (i) all buildings, improvements, fixtures, located on, attached to, or used in connection with the Property, if any, (ii) all rights, privileges and appurtenances pertaining thereto, including any right, title, and interest of Grantor in and to adjacent streets, alleys, and rights-of-way, (iii) Grantor’s interest in and to all licenses and permits with respect to the Property, (iv) Grantor’s interest in all third party warranties or guaranties, if transferrable, relating to the Property, (v) all easements and appurtenances thereon or appertaining to such real property, (vi) all right, title and interest of Grantor in and to all strips and gores (including land adjacent to said real property) and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property (said land, improvements, easements and appurtenances being referred to collectively as the “Property”). Notwithstanding anything contained herein to the contrary, with respect to the rights and interests set forth in (iii), (iv) and (vi) above, Grantor is granting, selling and conveying Grantor’s right, title and interest in the same, if any, without warranty (whether statutory, express or implied).

TO HAVE AND TO HOLD, subject to the Permitted Exceptions (as defined below), the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, Grantee’s heirs, executors, administrators, successors and assigns, forever; and Grantor, does hereby bind itself, its heirs, successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular, subject to the Permitted Exceptions, the Property unto the Grantee, Grantee’s heirs, executors, administrators, successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof by, through or under Grantor, but not otherwise.

This conveyance is made and accepted subject and subordinate to the Exceptions to Conveyance and Warranty attached hereto and made a part hereof for all purposes (the “Permitted Exceptions”).

Taxes for the current year 2011 have been prorated and are assumed by Grantee.

When the context requires, singular nouns and pronouns include the plural.

[Signature Page Follows]

MAIN STREET BANK

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                                          , 2011, by [Name], the [Title] of Main Street Bank.

Notary Public, State of Texas
Printed Name of Notary

[seal]

AFTER RECORDING RETURN TO:

Sutherland Asbill & Brennan LLP

Attn: Annette Tripp

1001 Fannin, Suite 3700

Houston, Texas 77002

[Signature Page to Special Warranty Deed]

EXHIBIT A

PROPERTY

EXHIBIT B

EXCEPTIONS TO CONVEYANCE AND WARRANTY

EXHIBIT 6

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into this                       , 2011, but effective as hereinafter provided, by and between Main Street Bank (“Assignor”) and Green Bank, National Association (“Assignee”).

RECITALS

WHEREAS, Assignor is the tenant under the following lease agreement: [Describe Lease] (the “Lease”), attached as Exhibit A, by and between Assignor and [Landlord] (the “Landlord”) pursuant to which [Describe Property Addresses] (collectively referred to herein as the “Leased Premises”) were leased by Assignor; and

WHEREAS, pursuant to that certain Branch Purchase and Assumption Agreement, dated as of                     , 2011, by and between Assignor and Assignee (“Purchase Agreement”) Assignor has agreed to transfer and assign to Assignee all of Assignor’s right, title and interest as tenant under the Lease, and Assignee has agreed to accept that assignment and to assume the obligations of Assignor under the Lease as of the effective time of the consummation of transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

AGREEMENT

1.             Subject to Section 4 hereof, effective as of the Effective Time, as defined in the Purchase Agreement, Assignor hereby unconditionally conveys, assigns, transfers, sets over and delivers unto Assignee all of Assignor’s right, title and interest in, to and under the Leased Premises, including without limitation the Lease and any options thereunder and Assignor’s rights to any future refunds, reimbursements, allowances or return of security deposits under the Lease, and Assignee hereby accepts the same from Assignor, to have and to hold the same unto Assignee and its successors and assigns.

2.             Subject to Section 4 hereof, effective as of the Effective Time, Assignee hereby assumes and agrees to honor and fully and timely pay, perform and discharge when due, all duties, responsibilities and obligations of Assignor hereunder, and under the assumed Lease, arising from and after the Effective Time.

3.             ASSIGNOR SHALL INDEMNIFY AND DEFEND ASSIGNEE AGAINST AND HOLD ASSIGNEE HARMLESS FROM ANY AND ALL LOSS, LIABILITY, AND

EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS) ARISING OUT OF OR RELATING TO THE LEASE PRIOR TO THE EFFECTIVE TIME, AND ASSIGNEE SHALL INDEMNIFY AND DEFEND ASSIGNOR AGAINST AND WILL HOLD ASSIGNOR HARMLESS FROM ANY LOSS, LIABILITY, AND EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS) ARISING OUT OF OR RELATING TO THE LEASE FROM AND AFTER THE EFFECTIVE TIME.

4.             The effectiveness of this Assignment is subject to (i) Landlord’s consent to the assignment of the Lease and Landlord’s agreement to release Assignor from any and all obligations and duties owing from Assignor to Landlord under the terms of the Lease, and (ii) the fulfillment of all of the conditions referred to in the Purchase Agreement and consummation of the transactions described therein. Assignee shall notify Landlord of the Effective Time in writing promptly after the Effective Time, which date shall be the effective date of this Assignment.

5.             If any one or more of the provisions of this Assignment is held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, then such provision or provisions only will be deemed to be null and void and of no force or effect and will not affect any other provision of this Assignment, and the remaining provisions of this Assignment will remain operative and in full force and effect and will in no way be affected, prejudiced or disturbed.

6.             This Assignment may be executed in two or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that the parties are not signatory to the same counterpart. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

7.             This Assignment shall be governed by, and construed and enforced in accordance with, the laws of the state where the Leased Premises are located, without regard to its rules of conflict of laws.

(Signatures are on the following page.)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Assignment as of the date first above written.

“Assignor”

Main Street Bank

By:
Name:
Title:

“Assignee”

Green Bank, National Association

By:
Name:
Title:

Exhibit A

Lease Agreement

EXHIBIT 7

FORM OF LANDLORD CONSENT AND ESTOPPEL

LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

This Landlord Consent and Estoppel Certificate (“Certificate”) is given by                    (“Landlord”) regarding [describe property] (the “Leased Premises”) that are leased by Landlord to Main Street Bank, as tenant (“Tenant”), pursuant to that certain lease agreement by and between Landlord and Tenant dated                        (the “Lease”) attached as Exhibit A.

Landlord hereby acknowledges that it has been advised that the Lease is proposed to be assigned and Landlord hereby consents to the assignment by Tenant and the assumption by Green Bank, National Association of the Lease for the Leased Premises and all rights, duties and obligations as tenant under the Lease.  Furthermore, any provision of the Lease to the contrary notwithstanding, Landlord agrees that from and after the effective date of the assignment and assumption of the Lease, Tenant is released from any and all obligations and duties owing from Tenant to Landlord under the terms of the Lease.

Landlord certifies both to Tenant and to Green Bank, National Association, and its successors and assigns, that as of the date hereof:

1.              Tenant’s monthly rent is                  and additional monthly charges are               . Tenant has paid a security deposit to Landlord and Landlord is holding a security deposit in the amount of $                              .

2.              The current term of the Lease commenced on                             , and will expire on                     .  [Tenant has the right to extend the Lease term by providing written notice not earlier than                       .]

3.              Tenant is in occupancy of the Leased Premises and the Lease is in full force and effect, and has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

4.              All conditions and agreements under the Lease to be satisfied or performed by Tenant have been satisfied and performed.

5.              Tenant is not in default under the Lease, Landlord has not sent any notice of default to Tenant under the Lease, and, to the actual knowledge of the Landlord, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease.

6.              The undersigned has the authority to execute and deliver this Certificate on behalf of Landlord and acknowledges that Green Bank, National Association, will rely upon this Certificate in assuming the Lease. This Certificate shall be binding upon the successors, assigns and representatives of Green Bank, National Association and any party claiming through or under Tenant, and shall inure to the benefit of Green Bank, National Association’s successors and assigns.

IN WITNESS WHEREOF, Landlord has executed this Certificate on                                 , 2011.

[Landlord]

By:

Name:

Title:

Exhibit A

Lease Agreement

EXHIBIT 8

FORM OF ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR CUSTODIAN FOR IRA ACCOUNTS

ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR CUSTODIAN FOR IRA ACCOUNTS

THIS ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR CUSTODIAN FOR IRA ACCOUNTS (the “Agreement”) is made as of                           , 2011, by and between Main Street Bank (“Assignor”) and Green Bank, National Association (“Assignee”).

WHEREAS, Assignor and Assignee are parties to a certain Branch Purchase and Assumption Agreement by and between Assignor and Assignee dated as of                           , 2011 (the “Purchase Agreement”), pursuant to which Assignor is selling, transferring and assigning to Assignee certain assets and liabilities of Assignor; and

WHEREAS, upon the terms and conditions set forth herein, Assignor desires to assign to Assignee certain rights and obligations in respect of certain individual retirement account deposits (IRAs).

WHEREAS, upon the terms and conditions set forth herein, Assignee desires to assume from Assignor the rights, obligations and liabilities in and under such IRAs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Defined Terms.  Capitalized terms used in the Agreement and not otherwise defined herein shall have meanings assigned to them in the Purchase Agreement.

2.             Assignment. Effective as of the Effective Time, Assignor hereby assigns, transfers and sets over unto Assignee all IRAs that constitute Deposit Liabilities for purposes of the Purchase Agreement (“Transferred IRAs”) to Assignee, and Assignor hereby appoints Assignee as the successor custodian for all Transferred IRAs.

3.             Acceptance and Assumption.  Effective as of the Effective Time, Assignee hereby accepts the transfer of all Transferred IRAs to Assignee, and Assignee accepts Assignor’s appointment of Assignee as the successor custodian for all Transferred IRAs.

4.             Further Assurances.  From time to time after the date hereof, each of the parties shall, upon request by the other party and without further consideration, execute, acknowledge and deliver all such other instruments of sale, assignment, conveyance and transfer, and shall take all such other commercially reasonable actions, in each case to the extent required to give effect to the transactions in accordance with the terms of this Agreement.  Assignor further agrees to take all actions required under the original IRA custodial agreements or other governing documents in order to effect the proper transfer of the IRA assets to the Assignee prior to the Effective Time.

5.             Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed on behalf of both of the parties hereto.

6.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

7.             Governing Law.  This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Texas (without regard to any principles of conflicts of laws thereof).

8.             Controlling Agreement.  In the event of a conflict or inconsistency between this Agreement and the Purchase Agreement, the Purchase Agreement shall govern and control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first set forth above.

MAIN STREET BANK

By:
Printed Name:
Title:

GREEN BANK, NATIONAL ASSOCIATION

By:
Printed Name:
Title:

EXHIBIT 9

FORM OF LIMITED POWER OF ATTORNEY

LIMITED POWER OF ATTORNEY

THIS LIMITED POWER OF ATTORNEY is dated this            day of           , 2011, by Main Street Bank, (“Seller”), to be effective as of     :       .m. on the            day of           , 2011.

W I T N E S S E T H:

WHEREAS, Seller and Green Bank, National Association, (“Purchaser”), entered into a Branch Purchase and Assumption Agreement, dated as of           , 2011, (the “Agreement”), which provides for the sale by Seller to Purchaser of certain assets; and

WHEREAS, in the Agreement or in a Bill of Sale of even date herewith (the “Bill of Sale”), Seller has agreed, from time to time, at the request of Purchaser, to execute, acknowledge and deliver to Purchaser any and all instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to (i) transfer to Purchaser the Transferred Assets (as defined in the Agreement) being acquired by Purchaser pursuant to the Agreement, including loans and the collateral therefore to the extent of Seller’s interest in such collateral and files relating to such loans, (ii) enable Purchaser to bill, collect, service and administer the loans transferred thereby and (iii) give full force and effect to the intent and purposes of the Bill of Sale.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Seller hereby appoints and authorizes for a period of 90 days from the date hereof, the President or any Vice President, or the Secretary or any Assistant Secretary, of Purchaser as its attorney-in-fact solely for the purpose of endorsing, without recourse (except as provided in the Agreement), and recording, pursuant to the Bill of Sale and/or the Agreement, any and all instruments, documents, endorsements, assignments, information, materials, and any other papers including, but not limited to, certificates of title for vehicles and similar documents (collectively, the “Collateral Instruments”), provided such limited power of attorney is not intended to and does not convey to Purchaser any right to endorse or record any Collateral Instruments relating to collateral other than collateral transferred pursuant to the Bill of Sale as described in the preceding paragraph.

Main Street Bank

[Name]

STATE OF TEXAS

COUNTY OF HARRIS

On this        day of               , 2011, personally appeared before me, a Notary Public in and for said state and county, [Name], with whom I am personally acquainted, and who acknowledged that [he/she] executed the within instrument for the purposes therein contained and who further acknowledged that [he/she] is the [Title] of Main Street Bank, and is authorized by its Board of Directors to execute this instrument on its behalf.

NOTARY PUBLIC

My Commission Expires:	Printed Name: